UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

John Wiley & Sons, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

Peter Booth Wiley
Chairman of the Board

August 7, 2009

TO OUR SHAREHOLDERS:

          We cordially invite you to attend the 2009 Annual Meeting of Shareholders to be held on Thursday, September 17, 2009 at 9:30 A.M., at the Company’s headquarters, 111 River Street, Hoboken, New Jersey. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

          The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating and promptly returning the proxy card (or, if you own two classes of shares, both proxy cards) in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the meeting. Even though you execute this proxy, vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Annual Meeting. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

          Your vote is important to us, and we appreciate your prompt attention to this matter.

Sincerely,

Chairman of the Board

111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 17, 2009

TO OUR SHAREHOLDERS:

          The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the “Company”) will be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on Thursday, September 17, 2009 at 9:30 A.M., for the following purposes:

          1. To elect a board of eleven (11) directors, of whom four (4) are to be elected by the holders of Class A Common Stock voting as a class and seven (7) are to be elected by the holders of Class B Common Stock voting as a class.

          2. To ratify the appointment by the Board of Directors of the Company’s independent public accountants for the fiscal year ending April 30, 2010.

          3. To approve of the 2009 Key Employee Stock Plan.

          4. To approve of the 2009 Executive Annual Incentive Plan.

          5. To approve of the 2009 Director Stock Plan.

          6. To transact such other business as may properly come before the meeting or any adjournments thereof.

          Shareholders of record at the close of business on July 22, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

          Please vote by proxy in one of these ways:

•	Use the toll-free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or bank);

•	Visit the Internet website at www.proxyvote.com; or

•	Sign, date and promptly return your proxy card in the postage-prepaid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS
MICHAEL L. PRESTON
Corporate Secretary

August 7, 2009 Hoboken, New Jersey

          Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy either via the Internet, by telephone, or by mail. Signing and returning the proxy card, voting via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders to be held on September 17, 2009 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company’s Annual Report to Shareholders for the fiscal year ended April 30, 2009 (“fiscal 2009”), are first being sent or given to shareholders on August 7, 2009.

The executive offices of the Company are at 111 River Street, Hoboken, New Jersey 07030-5774.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 17, 2009

          This year we are again using the “Notice and Access” system recently adopted by the Securities and Exchange Commission relating to the delivery of proxy materials over the Internet. As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies. Shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy of the materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice. We believe that the notice and access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.

The Proxy Statement and our Annual Report to Shareholders are available at www.proxyvote.com.

TABLE OF CONTENTS

Voting Securities, Record Date, Principal Holders, page 2

Corporate Governance Principles, page 3

Certain Information Concerning the Board, page 6

Compensation Committee Interlocks, page 8

Director Compensation, page 8

Related Party Transactions, page 10

Election of Directors, page 10

Section 16(a) Beneficial Ownership Reporting Compliance, page 15

Compensation Committee Report, page 15

Performance Graph, page 15

Compensation Discussion and Analysis, page 16

Report of the Audit Committee, page 33

Ratification of the Appointment of Independent Public Accountants, page 34

2009 Key Employee Stock Plan, page 35

2009 Executive Annual Incentive Plan, page 42

2009 Director Stock Plan, page 43

Manner and Expenses of Solicitation, page 44

Electronic Delivery of Materials, page 45

Deadline for Submission of Shareholder Proposals, page 45

Other Matters, page 45

Only shareholders of record at the close of business on July 22, 2009 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.

I.	Voting Securities— Record Date— Principal Holders

          At the close of business on July 22, 2009, there were 48,842,094 shares of Class A Common Stock, par value $1.00 per share (the “Class A Stock”), and 9,644,115 shares of Class B Common Stock, par value $1.00 per share (the “Class B Stock”), issued and outstanding and entitled to vote.

          The holders of Class A Stock, voting as a class, are entitled to elect four (4) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.

          The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote.

          Proposals 2, 3, 4 and 5 requires approval by a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

          If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and proposals 2, 3, 4 and 5 even if the broker does not receive voting instructions from you.

          The following table and footnotes set forth, at the close of business on July 22, 2009, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class	Percent of Total Voting Power

E.P. Hamilton Trusts, LLC(1)	A	462,338	1.0%	0.3%
965 Mission Street	B	8,125,536	84.2%	56.0%
San Francisco, CA
Deborah E. Wiley(2)(3)(4)	A	1,253,976	2.6%	0.9%
111 River Street	B	38,820	0.4%	0.3%
Hoboken, NJ
Peter Booth Wiley(2)(3)(5)	A	1,227,578	2.5%	0.8%
111 River Street	B	12,240	0.1%	0.1%
Hoboken, NJ
Bradford Wiley II(2)(3)	A	1,208,255	2.5%	0.8%
111 River Street	B	42,240	0.4%	0.3%
Hoboken, NJ
Pioneer Investment Management, Inc.(6)	A	3,860,621	8.0%	2.7%
60 State Street
Boston, MA
Investment Manager

Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class	Percent of Total Voting Power

Eagle Asset Management(6)	A	2,472,863	5.1%	1.7%
880 Grillion Parkway
St. Petersburg, FL
Investment Manager

(1)

Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as members of the E.P. Hamilton Trusts, LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share investment and voting power.

(2)

Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 301,645 shares of Class A Stock. For purpose of this table, each is shown as the owner of one-third of such shares.

(3)

Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(4)	Includes 540 shares of Class A Stock and 8,660 shares of Class B Stock of which Deborah E. Wiley is custodian for minor children.

(5)

Includes 2,948 shares of Class A Stock which Peter Booth Wiley acquired under an option granted under the 1990 Director Stock Plan, as Amended and Restated as of June 22, 2001, at the exercise price of $19.54 per share.

(6)	Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.

II.	Corporate Governance Principles

          To promote the best corporate governance practices, the Company adheres to the Corporate Governance Principles (“Principles”) set forth below. The Board of Directors (the “Board”) and management believe that these Principles, which are consistent with the requirements of the Securities and Exchange Commission and the New York Stock Exchange, are in the best interests of the Company, its shareholders and other stakeholders, including employees, authors, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.

          Pursuant to the New York Stock Exchange’s Corporate Governance regulations, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders to abide by all of the regulations, except for the requirement that the Governance Committee be comprised of independent directors only. The Board has chosen to take an exemption to this requirement because it believes that a Wiley family member’s participation on this Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

1. Primary Duties

          The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company’s affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.

The Board elects the Chief Executive Officer (“CEO”) and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance.

          The Board plans for the succession of the CEO. The Executive Compensation and Development Committee annually evaluates the CEO’s performance, approves the CEO’s compensation, and informs the Board of its decisions. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:

a)	reviews the Company’s business and strategic plans and actual operating performance;

b)	reviews and approves the Company’s financial objectives, investment plans and programs; and

c)	provides oversight of internal and external audit processes and financial reporting.

2. Director Independence

          The Board has long held that it is in the best interests of the Company for the Board to consist of a substantial majority of independent Directors. The Board annually determines that a Director is independent if he or she has no material relationship, either directly or indirectly, with the Company, defined as follows:

a)

The Director is not and has not been employed in an executive capacity by the Company or its subsidiaries within the three years immediately prior to the annual meeting at which the nominees of the Board will be voted upon.

b)

The Director is not a significant advisor or consultant to the Company (including its subsidiaries); does not have direct, sole responsibility for business between the Company and a material supplier or customer; and does not have a significant personal services contract with the Company.

c)

The Director is not an executive officer, an employee, and does not have an immediate family member who is an executive officer or employee, of an organization that makes payments to, or receives payments from, the Company in an amount that, in any single fiscal year, exceeds 2% of such other organization’s consolidated gross revenues.

d)

The Director is not, and has not been within the past three years, employed by or affiliated with a firm that provided independent audit services to the Company; the Director is not, and does not have an immediate family member who is a current partner of the firm that is the Company’s external auditor; and the Director or an immediate family member was not within the past three years a partner or employee of the Company’s external audit firm and personally worked on the Company’s audit within that time.

e)	The Director is not, and has not been in the past three years, part of an interlocking directorship involving compensation committees.

f)	The Director is not a member of the immediate family of Peter Booth Wiley, Bradford Wiley II and Deborah E. Wiley, or management, as listed in the Company’s proxy statement.

When determining the independence of a Director, the ownership of, or beneficial interest in, a significant amount of stock, by itself, is not considered a factor.

3. Composition of the Board

          Under the Company’s By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. Currently, a ten-member Board is considered to be appropriate, though size may vary. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate’s background, experience and expertise, the manner in which each board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.

          Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

4. Director Eligibility

          Directors shall limit the number of other board memberships (excluding non-profits) in order to insure adequate attention to Wiley business. Directors shall advise the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on a new board. Whenever there is a substantial change in the Director’s principal occupation, a Director shall tender his or her resignation and shall immediately inform the Board of any potential conflict of interest. The Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation or the potential conflict of interest.

          The Board has established a retirement age of 70 for its Directors. The Board may in its discretion nominate for election a person who has attained age 70 if it believes that under the circumstances it is in the Company’s best interests.

5. Board and Management Communication

The Board has access to all members of management and external advisors. As appropriate, the Board may retain independent advisors.

          The CEO shall establish and maintain effective communications with the Company’s stakeholder groups. The Board schedules regular executive sessions at the end of each meeting. Non-management directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at these sessions. In addition, the independent directors meet at least once each year in an executive session presided over by the Chairman of the Governance Committee.

          Employees and other interested parties may contact the non-management directors via email at:
non-managementdirectors@wiley.com, or by mail addressed to Non-Management Directors, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, NJ 07030-5774.

6. Board Orientation and Evaluation

The Board annually conducts a self-evaluation to determine whether the Board as a whole and its individual members, including the Chairman, are performing effectively.

          The Board sponsors an orientation process for new Directors, which includes background materials on governance, law, board principles, financial and business history and meetings with members of management. The Board also encourages all of its Directors to take advantage of educational programs to improve their effectiveness.

7. Director Compensation

          The Governance Committee periodically reviews and recommends to the Board its members’ annual retainer, which is composed of cash and restricted stock grants for all non-employee Directors. In determining the appropriate amount and form of director compensation, the Board regularly evaluates current trends and compensation surveys, as well as the amount of time devoted to Board and committee meetings. As a long-standing Board principle, non-employee Directors receive no compensation from the Company other than for their service as Board members and reimbursement for expenses incurred in connection with attendance at meetings.

          Share ownership by each Director is encouraged. To this end, each Director is expected to own, at a date no later than three years after election to the Board, shares of common stock valued at not less than three times that Director’s annual cash compensation to which the Director is entitled for Board service. Furthermore, non-employee Directors are encouraged to take their cash compensation in the form of Company shares.

8. Board Practices and Procedures

          The Chairman of the Board and the CEO jointly set the agenda for each Board meeting. Agenda items that fall within the scope and responsibilities of Board committees are reviewed with the chairs of the committees. Any Board member may request that an item be added to the agenda.

Board materials are provided to Board members sufficiently in advance of meetings to allow Directors to prepare for discussion at the meeting.

Various managers regularly attend portions of Board and committee meetings in order to participate in and contribute to relevant discussions.

9. Board Committees

          The Board has established four standing committees: Executive, Audit, Executive Compensation and Development, and Governance. The Governance Committee recommends to the Board the members and chairs for each of these committees. The Audit Committee and the Executive Compensation and Development Committee are composed of independent Directors only. The Audit Committee has the sole responsibility for retention and dismissal of the Company’s independent auditors and the Executive Compensation and Development Committee has the sole authority to retain, terminate and determine the fees of its outside consultants. The Governance Committee is composed of independent directors and a member of the Wiley family, as permitted under the New York Stock Exchange’s rules applicable to “controlled companies.” The Board believes that the family’s participation in the Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

          The chair and membership assignments for all committees are reviewed regularly and rotated as appropriate. The chairs of the committees determine the frequency, length and agenda of meetings for each committee meeting. As in the case of the Board, materials are provided in advance of meetings to allow members to prepare for discussion at the meeting.

          The scope and responsibilities of each committee are detailed in the committee charters, which are approved by the Board. Each committee annually reviews its charter, and the Governance Committee and the Board review all charters from time to time.

With the permission of the chairman of the committee, any Board member may attend a meeting of any committee.

10. Periodic Review

The Governance Committee and the Board review these Principles annually.

          The Principles stated above, Committee Charters, the Business Conduct and Ethics Policy and the Code of Ethics for Senior Financial Officers are published on our web site at www.wiley.com, under the “About Wiley—Investor Relations—Corporate Governance” captions. Copies are also available free of charge to shareholders on request to: Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Hoboken, NJ 07030-5774.

III.	Certain Information Concerning the Board

          The Board is currently composed of ten members. Two directors, Bradford Wiley II and Peter Booth Wiley, are brothers. The Board has affirmatively determined that all of our directors, except William J. Pesce, Bradford Wiley II and Peter Booth Wiley, meet the independence guidelines the Board set forth in our Corporate Governance Principles, as noted above.

          The Company does not have a policy that requires the attendance of all directors at the Annual Meetings, but it has been long-standing practice for directors to attend. In September 2008, nine of our directors attended the 2008 Annual Meeting.

          All incumbent directors attended at least 91% of the aggregate number of meetings of the Board and of the committees on which such director sat with nine of our directors attending 100% of these meetings.

The following table indicates current membership and total meetings of the Board and its standing committees:

Name	Board	Audit	Compensation	Executive	Governance

Warren J. Baker	X	X	X*
Richard M. Hochhauser	X	X
Kim Jones	X				X*
Matthew S. Kissner	X		X	X*
Raymond W. McDaniel, Jr.	X				X
Eduardo Menascé	X		X	X
William J. Pesce	X			X
William B. Plummer	X	X*
Bradford Wiley II	X				X
Peter Booth Wiley	X
FY2009 Meetings		6	4(a)	0	7
*Chairman

(a)	The Executive Compensation and Development Committee acted once by Written Consent.

          Executive Committee. The Executive Committee exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible.

          Audit Committee. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities relating to the Company’s financial statements filed with the Securities and Exchange Commission, accounting policies, and the adequacy of disclosures, internal controls and reporting practices of the Company and its subsidiaries; reviews Company policies with respect to risk management and risk assessment; evaluates, retains, compensates and, if appropriate, terminates the services of the independent public accounting firm which is to be engaged to audit the Company’s financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence; maintains financial oversight of the Company’s employees’ retirement and other benefit plans and makes recommendations to the Board with respect to such matters; and reviews and approves related party transactions. The Committee holds discussions with management prior to the release of quarterly earnings, and also reviews quarterly results prior to filings.

          The Board has determined that all members of the Committee are Audit Committee “financial experts,” as defined under the rules of the Securities and Exchange Commission. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company.

          Executive Compensation and Development Committee. The Executive Compensation and Development Committee evaluates the performance of the CEO and reports its decisions to the Board; reviews and approves the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; monitors executive development practices in order to insure succession alternatives for the organization; and grants options and makes awards under the 2004 Key Employee Stock Plan. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company.

          Governance Committee. The Governance Committee assists the Board in the selection of Board members by identifying appropriate general qualifications and criteria for directors as well as qualified candidates for election to the Board; assists the Chairman of the Board in proposing committee assignments; assists the Board in evaluating, maintaining and improving its own effectiveness; evaluates the Chairman of the Board’s performance; evaluates director compensation and benefits; and makes recommendations to the Board regarding corporate governance policies.

          Additional Information About the Governance Committee. The Board selects new candidates based on a recommendation of the Governance Committee. The Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Principles. The Committee considers a candidate’s background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. The manner in which each Board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account.

          The Committee has retained a search firm, at the expense of the Company, to identify potential director candidates. The search firm provides background material on potential candidates, and provides guidance pertaining to the particular experience, skills and other characteristics that the Board is seeking. The search firm conducts initial interviews with potential candidates, and candidates who merit further consideration are then interviewed by members of the Committee, other directors and key senior management personnel. The Governance Committee considers the results of these interviews when making its recommendations to the Board.

          Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “Deadline for Submission of Shareholder Proposals” on page 44 of this proxy statement. The recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications.

Compensation Committee Interlocks

          No member of the Executive Compensation and Development Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Executive Compensation and Development Committee.

Directors’ Compensation

          Our non-employee directors received an annual retainer of $55,000 and committee chairmen, except the chairman of the Executive Committee, received an additional annual retainer of $10,000. No fees are paid for attendance at meetings. No non-employee director receives any other compensation from the Company, except for reimbursement of expenses incurred for attendance at Board meetings. Directors who are employees do not receive an annual retainer for Board or committee service.

          Pursuant to the Director Stock Plan, our non-employee directors receive an annual award of Class A shares equal in value to 100 percent of their annual total cash compensation, excluding the additional fees paid to committee chairmen and any expense reimbursements. In September 2008, a total of 8,616 Class A shares were awarded to directors.

          The Company has established a Deferred Compensation Plan for Directors (the “Deferred Plan”) Amended and Restated as of January 1, 2009. Non-employee directors are eligible to participate, and may defer all or a portion of their annual retainer fees in the form of cash and/or Class A Common Stock. They may also defer their annual stock award. Seven of our ten directors currently participate in the Deferred Plan. Retainers deferred in cash accrue interest annually based on the prime rate. Retainers deferred in the form of Class A Common Stock receive dividend equivalent units based on the closing price of the Class A Common Stock on the record date. Deferred cash and/or stock is payable to the directors upon their retirement from the Board, either in a lump sum or in the form of annual installments.

          Our active directors and their spouses are eligible to participate in the Company’s Matching Gift Program. The Company will match the first $1,000 given by the donor as follows: three-toone on the first $500, and one-to-one on the second $500, up to a maximum contribution of $2,000 per institution, per donor, per calendar year.

The table below indicates the total cash compensation received by each non-employee director during fiscal 2009.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total

Warren J. Baker*(1)(2)(3)	$65,000	$45,000	$12,835	$122,835
Richard M. Hochhauser(2)	$55,000	$45,000	$2,826	$102,826
Kim Jones*(2)(3)	$65,000	$45,000	$4,086	$114,086
Matthew S. Kissner(2)(3)	$55,000	$45,000	$5,939	$105,939
Raymond W. McDaniel, Jr.(1)(2)(3)	$55,000	$45,000	$3,674	$103,674
Eduardo Menascé(2)	$55,000	$45,000	$826	$100,826
William B. Plummer*(1)(2)(3)	$65,000	$45,000	$6,128	$116,128
Bradford Wiley II(2)	$55,000	$45,000	$4,000	$104,000
Peter Booth Wiley(3)(4)	—	—	$456,050	$456,050
*Committee Chair

(1)	Effective January 1, 2009 Messrs. Baker, McDaniel and Plummer have deferred receipt of their annual cash retainer fees in the form of stock.

(2)

On September 18, 2008, each of our non-employee Directors received an annual stock award of 1,077 Class A shares, based on the closing price of $41.77. All of our non-employee directors, except Mr. B. Wiley II, deferred receipt of these shares pursuant to the Deferred Compensation Plan, as described above.

(3)

The amounts in All Other Compensation include the cash value of dividends accrued under the Deferred Compensation Plan and, in the case of Dr. Baker, $2,837 in interest credited to his Deferred Cash Compensation Plan in FY2009. Also included are contributions made under the Company’s Matching Gift Program, as described above, as follows: Dr. Baker— $1,500; Mr. Hochhauser—$2,000; Mr. B. Wiley—$4,000; Mr. P. Wiley—$71,050.

(4)	Peter Booth Wiley, Chairman of the Board, does not receive a retainer for his service on the board but receives an annual salary of $385,000 as an employee of the Company.

Name	Number of Shares Underlying Outstanding Deferred Stock Equivalents	Number of Securities Underlying Outstanding Stock Options

Warren J. Baker	18,870	4,955
Richard M. Hochhauser	1,883	—
Kim Jones	8,436	—
Matthew S. Kissner	12,018	—
Raymond W. McDaniel, Jr.	8,301	—
Eduardo Menascé	1,883	—
William B. Plummer	13,245	—
Bradford Wiley II	—	—

Insurance with Respect to Indemnification of Directors and Officers

          The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $30,000,000 with Federal Insurance Company, the National Union Fire Insurance Company and Allied World National Assurance Company. at a premium of $353,234. The current policy expires on November 14, 2009.

Transactions with Directors’ Companies

          In the ordinary course of business, John Wiley & Sons and its subsidiaries may have transactions with companies and organizations whose executive officers are also Wiley directors. None of these transactions in fiscal 2009 exceeded the threshold for disclosure under our Corporate Governance Guidelines, which is 2% of the gross revenues of either Wiley or the other organization.

Transactions with Related Persons

          We are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, and any immediate family members of such persons. The term “transaction” is broadly defined under Securities and Exchange Commission rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.

          Based on information available to us and provided to us by our Directors and executive officers, we do not believe that there were any such material transactions in effect since May 1, 2008, or that any such material transactions are proposed to be entered into during fiscal 2010.

          The Company’s Board of Directors has adopted a written policy that requires the Audit Committee to review and approve any related party transactions. Management is expected to provide the Audit Committee with specific information with respect to any such transaction expected to be entered into or continued during the current fiscal year. After reviewing this information, the Audit Committee will approve such transactions only if the following two conditions are met: (1) the transaction must be in the best interests of the Company and its shareholders; and (2) the transaction must be entered into by the Company on terms that are comparable to those that would be obtained in an arm’s length transaction with an unrelated third party.

IV.	Election of Directors

          Eleven (11) directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. THE HOLDERS OF CLASS A STOCK ARE ENTITLED TO ELECT 30% OF THE ENTIRE BOARD. AS A CONSEQUENCE, FOUR (4) DIRECTORS WILL BE ELECTED BY THE HOLDERS OF CLASS A STOCK. THE HOLDERS OF CLASS B STOCK ARE ENTITLED TO ELECT SEVEN (7) DIRECTORS.

          All the nominees are currently directors of the Company and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 2008 except for Kalpana Raina, a first time nominee. Except as otherwise indicated below, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years.

          The Company’s By-Laws provide for mandatory retirement of directors at age 70, but allow the Board discretion to nominate for election a candidate who, by reason of having attained age 70, would otherwise not be qualified to serve. It was the Board’s judgment that Warren J. Baker, who has provided the Board with invaluable service, be proposed as a Class B director, notwithstanding his having attained age 71.

          Peter Booth Wiley, William J. Pesce and Michael L. Preston have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Directors to be Elected by Class A Shareholders

Kim Jones, a director since 2004, has been President and Managing Director, UK and Ireland, Sun Microsystems, Inc. since July 2007. Prior to that she was Vice President of Global Education, Government and Health Sciences at Sun from July 2006 to July 2007; Vice President of Global Education and Research Line of Business at Sun from 1998 to 2006; Director of International Sales Development from 1991 to 1998; and held a variety of sales and business development positions from 1987 to 1991. She serves on the Board of Directors of Curriki, a nonprofit organization for open source curriculum for grades K-12. Age 52.

Raymond W. McDaniel, Jr., a director since 2005, has been Chairman and Chief Executive Officer of Moody’s Corporation since April 2005. He previously served as Chief Operating Officer of Moody’s Corporation from January 2004; President of Moody’s Corporation from October 2004; and President of Moody’s Investors Service since 2001. In prior assignments with Moody’s, he served as Senior Managing Director for Global Ratings & Research; Managing Director for International; and Director of Moody’s Europe, based in London. He has been a member of Moody’s Corporation Board of Directors since 2003. Age 51.

William B. Plummer, a director since 2003, has been Executive Vice President and Chief Financial Officer of United Rentals, Ind. since December 2008. Previously he was Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc. from September 2006 to December 2007.. Prior to that he was Vice President & Treasurer of Alcoa, Inc. since 2000. Before joining Alcoa, he was with Mead Corporation as President, Gilbert Paper Division during 2000; Vice President, Corporate Strategy and Planning from 1998 to 2000; Treasurer from 1997 to 1998; Prior to joining Mead, he held a number of increasingly responsible positions with the General Electric Company, most recently as Vice President, Equity Capital Group, General Electric Capital Corporation from 1995 to 1997. Age 50.

Kalpana Raina, first time nominee, has been managing partner of 252 Solutions, LLC, an advisory firm that specializes in strategic development and implementation since 2007. Previously, Ms. Raina was a senior executive with The Bank of New York Mellon Corp. (NYSE: BK), a global financial services company. She joined the bank in 1988 and held a variety of leadership positions, most recently Executive Vice President and Head of European Country Management and Corporate Banking. Prior to that, she served in Mumbai, India, as Executive Vice President, International. During her eighteen-year career at Bank of New York she had responsibility for clients in the media, telecommunications, healthcare, retailing, hotels and leisure and financial services industries in Asia, Europe, and the United States. Ms. Raina also is a director of RealNetworks (NASDAQ: RNWK), where she serves on the Audit Committee and chairs the Nominating and Corporate Governance Committee. She is a member of the International Advisory Board of ODX, Women Corporate Directors, The National Association of Corporate Directors, a director of Information Services Group, Inc., and a past member of The US-India Business Council. Age 54.

Directors to be Elected by Class B Shareholders

Warren J. Baker, a director since 1993, has been President of California Polytechnic State University since 1979, and was a member of the National Science Board from 1985 to 1994. He was a Regent of the American Architectural Foundation from 1995 to 1998; a Fellow of the American Society of Civil Engineers; Chairman of the Board of Directors of the ASCE Civil Engineering Research Foundation from 1989 to 1991; Member of the Board of Directors of the California Council on Science and Technology; Co-Chair of the California Joint Policy Council on Agriculture and Higher Education from 1995 to 2001; Board member of the National Association of State Universities and Land Grant Colleges (NASULGC) from 2003 to 2007; Chair of the NASULGC Commission on Information Technologies from 2003 to 2006; Member of the NASULGC Commission on University Science and Mathematics Teacher Education in 2007 to present; Member of the Executive Committee of the Business-Higher Education Forum (BHEF); Co-Chair of BHEF Math and Science Education and STEM Initiatives; Board Member of the Society of Manufacturing Engineers Education Foundation from 2003 to 2005; Member of the National Academy of Engineering Steering Committee on Enhancing Community College Pathways to Engineering Careers from 2004 to 2005; Board Member of the Society of Manufacturing Engineers Education Foundation from 2003 to 2005; a Member of the Board of Governors of the US-Mexico Foundation for Science; a Director of Westport Innovations, Inc.; and a Director of MESA California (Mathematics, Engineering and Science Achievement). Age 71.

Richard M. Hochhauser, a director since December 2006 retired in 2008. He had been President and Chief Executive Officer of Harte-Hanks, Inc. since 2002 and served as a director from 1996 to 2008. Prior to that, he served as President and Chief Operating Officer of Harte-Hanks from 1997 to 2002. He has been a director of that company since 1996. He is an Adjunct Professor at New York University Graduate School of Business; a member of the Board of the Direct Marketing Educational Foundation; Trustee of the Jewish Museum; and serves on the Boards of three other non-profit organizations: Day One, City at Peace and Reach the World. Age 64.

Matthew S. Kissner, a director since 2003, is President and Chief Executive Officer of The Kissner Group, which consults with private equity firms focusing on investment opportunities in financial, business and health care services. Prior to that he was Executive Vice President and Group President, Global Enterprise Solutions, Pitney Bowes, Inc., from 2004 to 2005; and Executive Vice President and Group President of Information Based Solutions and Document Messaging Technologies from 2001 to 2004. He sits on the boards of private portfolio companies, and is a member of the Board Executive Committee of the Regional Plan Association. Age 55.

Eduardo Menascé, a director since December 2006, is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc. Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communications, he served as Chairman and Chief Executive Officer of CTI MOVIL, S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000. He has also held senior positions at CANTV in Venezuela, and Wagner Lockheed and Alcatel in Brazil. From 1981 to 1992, he served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France. He is a director of Pitney Bowes, Inc.; KeyCorp; Hillenbrand Industries, Inc.; Hill-Rom, Inc.; and the National Association of Corporate Directors New York Chapter. Age 64.

William J. Pesce has been our President and Chief Executive Officer and a director since May 1, 1998. He was previously Chief Operating Officer since May 1997; Executive Vice President, Educational and International Group since February 1996; and Vice President, Educational Publishing since September 1989. He is a Member of the Board of Overseers of The Stern School of Business at New York University; the Board of Trustees of William Paterson University; and the Board of Directors of the Association of American Publishers. Age 58.

Bradford Wiley II, a director since 1979, was our Chairman of the Board from January 1993 until September 2002, and was an editor in Higher Education from 1989 to 1998. He was previously a newspaper journalist, viticulturist and winery manager. Age 68.

Peter Booth Wiley, a director since 1984, has been our Chairman of the Board since September 2002. He is an author and journalist, and a Member of the Board of the University of California Press. Age 66.

Beneficial Ownership of Directors and Management

          The table below shows the number of shares of the Company’s Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 22 and all directors and executive officers of the Company as a group as of July 22, 2009. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 1.

	Shares of Class A and Class B Stock Beneficially Owned(1)		Additional Shares Beneficially Owned(2)		Totals		Percent of Class(1)	Percent of Total Voting Power	Deferred Stock Units(3)

Warren J. Baker	A	8,201	A	4,955	A	13,156	—	—	18,870
	B	—			B	—	—	—
Ellis E. Cousens(4)	A	138,230	A	270,000	A	408,230	1.0%	—
	B	—			B	—	—	—
Richard M. Hochhauser	A	—			A	—	—	—	1,883
	B	—			B	—	—	—
Kim Jones	A	—			A	—	—	—	8,436
	B	—			B	—	—	—
Stephen A. Kippur(4)	A	235,706	A	82,500	A	318,206	0.6%	—
	B	—			B	—	—	—
Matthew S. Kissner	A	1,824			A	1,824	—	—	12,018
	B	—			B	—	—	—
Bonnie E. Lieberman(4)	A	139,236	A	229,000	A	368,236	0.8%	—
	B	—			B	—	—	—
Raymond W. McDaniel, Jr.	A	500			A	500	—	—	8,301
	B	—			B	—	—	—
Eduardo Menascé	A	—			A	—	—	—	1,883
	B	—			B	—	—	—
William J. Pesce(4)	A	914,742	A	852,500	A	1,767,242	3.5%	1.2%
	B	—			B	—	—	—
William B. Plummer	A	—			A	—	—	—	13,245
	B	—			B	—	—	—
Eric A. Swanson	A	137,927	A	185,000	A	322,927	0.7%	—
	B	3,200			B	3,200	—	—
Bradford Wiley II(5)(6)(7)	A	1,362,967			A	1,362,967	3.0%	1.0%
	B	2,720,752			B	2,720,752	28.2%	19.0%
Peter Booth Wiley(5)(6)(7)	A	1,381,690			A	1,381,690	3.0%	1.0%
	B	2,720,752			B	2,720,752	28.2%	19.0%
All directors and executive	A	5,978,697	A	1,882,708	A	7,861,405	15.3%	5.3%
officers as a
group (22 persons)	B	8,222,052			B	8,222,052	85.3%	56.6%

(1)

This table is based on the information provided by the individual directors or executives. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, divided by the total number of shares issued and outstanding plus the number of shares of the class issuable to the individual director or executive officer pursuant to the options exercisable under the Company’s stock option plans on or before September 22, 2009.

(2)	Shares issuable pursuant to options exercisable under the Company’s stock option plans on or before September 22, 2009.

(3)

This amount represents the number of shares of Class A Common Stock credited to the participating director’s account pursuant to the Deferred Compensation Plan for Directors’ Fees, described on page 8. The shares will be issued upon the director’s retirement.

(4)

Includes Class A shares of restricted stock subject to forfeiture awarded under the Company’s long-term incentive plans as follows: Mr. Pesce—247,942 shares; Mr. Cousens—88,110 shares; Mr. Kippur—46,758 shares; Ms. Lieberman—56,758 shares; and Mr. Swanson—46,758 shares.

(5)

Bradford Wiley II and Peter Booth Wiley, as co-members with Deborah E. Wiley, of the E.P. Hamilton Trusts LLC, share voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock. For purposes of this table, each is shown as the owner of one-third of such shares.

(6)

Bradford Wiley II and Peter Booth Wiley, as co-trustees with Deborah E. Wiley, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of these shares.

(7)

Bradford Wiley II and Peter Booth Wiley, as general partners of a limited partnership with Deborah E. Wiley, share voting and investment power with respect to 301,645 shares of Class A Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on our review we believe that during fiscal 2009, our directors, officers and greater than ten percent beneficial owners met all filing requirements.

Compensation Committee Report

          The Executive Compensation and Development Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 16 through 21 of this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Warren J. Baker, Chairman
Matthew S. Kissner
Eduardo Menascé

Performance Graph

	2004	2005	2006	2007	2008	2009

John Wiley & Sons, Inc. Class A	$100.00	$119.26	$121.96	$126.07	$156.61	$117.01
Dow Jones Publishing Index	100.00	93.56	89.36	98.67	70.79	45.54
Russell 1000	100.00	105.32	120.71	136.50	127.74	80.57
S&P 400 Midcap	100.00	108.48	137.61	149.78	143.81	96.20

          The above graph provides an indicator of the cumulative total return to shareholders of the Company’s Class A Common Stock as compared with the cumulative total return on the Russell 1000, the Dow Jones Publishing Index and the S&P 400 Midcap, for the period from April 30, 2004 to April 30, 2009. The Company has elected to use the Russell 1000 Index as its broad equity market index because it is currently included in that index. Cumulative total return assumes $100 invested on April 30, 2004 and reinvestment of dividends throughout the period.

Compensation Discussion and Analysis

          Our compensation program for senior executives, including the named executive officers, is overseen and administered by the Executive Compensation and Development Committee (the “Committee”), which is currently composed of three independent directors. Information about the members of the Committee can be found on pages 7 through 12 of the proxy statement. The overarching goals that guide the design and administration of executive compensation programs include the ability to:

	•	Recruit and retain the highest caliber of executive talent by offering a competitive compensation program.

	•	Motivate and reward executives for achieving strategic and financial objectives through the use of annual cash incentives.

•

Align executives’ and shareholders’ interests through awards of equity components that are dependent upon the performance of the Company and encourage the acquisition of a significant ownership stake in the Company.

          Core Principles and Practices. The following principles and practices shaped the design and implementation of our compensation program for fiscal year 2009. The principles and practices help ensure the following:

•

Compensation is merit based in that the total compensation opportunity and actual payout for each executive is based on current responsibilities, future potential and sustained performance against challenging financial and strategic objectives.

•

There is a correlation between compensation (both annual and long-term) and the Company’s performance. The program is structured such that at executive levels a larger portion of annual and total compensation is variable, driven by performance and significantly composed of stock-based compensation.

	•	Executives/members of the Wiley Leadership Team have a significant, ongoing ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.

•

The program is competitive with the total compensation program of competitor companies in the publishing/information and media industries when performance goals are achieved. To that end the Committee annually reviews an independently researched compensation survey as a guidepost to determine whether the Company’s compensation levels and programs are competitive and meet the Company’s stated objectives. The most recent survey, compiled by Towers Perrin includes publishing/media companies with whom Wiley competes for business and talent and for whom data is available, as well as other companies in general industry for positions that are not unique to the publishing industry. Base salaries, annual incentive awards and long-term incentive grants are determined within the framework of position responsibilities, future potential and the competitive market data. Regression analysis is used to ensure targeted compensation is appropriate to the size of the Company.

•

Ordinarily it is in the best interest of the Company to retain flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to the Company’s success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), such as the 2004 Key Employee Stock Plan and the Executive Annual Incentive Plan, each approved by the shareholders in September 2004, such compensation plans will be used. However, the Committee recognizes that in appropriate circumstances, compensation that is not deductible under the Code may be paid at the Committee’s discretion.

The Executive Compensation Program	•	Compensation Strategy and Philosophy. Our executive compensation program consists of the following elements:

• Base salaries;

• Annual cash incentives;

•	Long-term stock based incentives;

•	Retirement and other post-employment benefits;

•	Health and welfare benefits; and

•	Perquisites and other fringe benefits.

          As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive grant amounts are determined within the framework of the executive’s position and responsibility, individual performance and future leadership potential, as determined by the CEO in consultation with the Committee, or by the Committee in the case of the CEO, as well as with regard to the external marketplace.

          How We Determine Target Pay Levels. Our executive compensation program for the named executives and other members of the Wiley Leadership Team consists of a salary range for each position, a target cash incentive expressed as a percent of base salary and target long-term equity awards. Each executive’s base salary range, target annual cash incentive and long-term incentive award value is reviewed annually and is adjusted when and if needed, depending on market conditions, to remain competitive with the external market. The program is designed to pay median level base salaries, above median level total cash for the achievement of challenging financial targets and strategic objectives and below median total cash when those targets are not attained. Third quartile (75th percentile) or above levels of compensation can be attained when challenging, long–term financial goals are achieved and accompanied by future share price appreciation. Competitive benchmark compensation survey market data for each position is prepared annually by the Committee’s executive compensation consultant, Towers Perrin, using data from 68 publishing companies in its annual media industry survey and its general industry survey (793 companies in fiscal 2009). For publishing/business unit executives only the media industry survey data is used. For corporate executives, the data is weighted with a two-thirds weighting to media industry data and a one-third weighting given to the general industry data. Towers Perrin uses regression analysis to ensure its recommendations are appropriate for positions in companies of comparable size to Wiley and/or its businesses. Towers Perrin presents its annual review to the Committee at its March meeting as a way of assisting the Committee in ascertaining the competitiveness of the executive compensation program within our core publishing and information business, as well as general industry.

          Each year, compensation decisions covering base salary, annual incentives and stock-based awards are primarily driven by assessments of individual and Company performance. Comparisons are also made to the compensation survey data. Individual annual and long-term incentive payments from preceding years are not used as factors in determining recommendations for the total compensation opportunity for an upcoming year.

          Compensation for the CEO is established using the same process and philosophy previously discussed for named executives other than the CEO and members of the Wiley Leadership Team. The Committee establishes the CEO’s base salary, target annual incentive and stock-based awards using data from the Towers Perrin Media Industry and General Industry surveys. The data is regressed based on revenue to ensure that targeted compensation is appropriate for the CEO of a company of Wiley’s size in the publishing/media industries, as well as general industry. In addition, the CEO’s compensation relative to the next two highest compensated executives is evaluated.

          As noted more fully below and in other sections of this Proxy Statement, a significant portion of the total direct compensation (defined as base salary, annual incentives and the value of stock based awards) paid to our named executive officers is aligned closely with shareholder interests, since it is based on the attainment of strategic and financial objectives. Approximately 87% of our CEO’s fiscal year 2009 compensation was variable with the annual incentive payment subject to the achievement of revenue and earnings per share targets weighted 40% and 60% respectively, and attainment of strategic objectives; three year earnings per share and cash flow objectives for the restricted performance share award, and in the case of the stock option grant, future increases in the Company’s stock price. For the other named executive officers, the percentages of fiscal year 2009 variable compensation opportunities ranged from 78% to 81% of total compensation. We believe that this incentive design provides strong motivation to focus on attaining results that create shareholder value.

How We Administer the Compensation Program and Link Executive Compensation to Performance

          Base Salaries. The base salaries of our named executive officers are based on a review of the competitive median marketplace for equivalent executive positions as previously discussed, and an assessment of the executive’s individual performance evaluated under our Performance Management Program by the CEO. The Company uses a Performance Management Program that measures performance against financial goals approved by the Committee as well as other quantitative and qualitative strategic objectives established at the beginning of the fiscal year. The Committee approves the objectives of the CEO, evaluates his performance and discusses its recommendation with the Board of Directors in executive session. The CEO evaluates the performance of the members of the Wiley Leadership Team/Named Executive Officers and presents his ratings and base salary recommendations to the Committee for its approval.

Base salary increases, if any, for the CEO and the other named executive officers are effective July 1 of each year.

          Annual Incentives. Annual incentives are payable for the achievement of annual performance goals established by the Committee and for individual performance and contributions. In fiscal year 2009, target annual incentives ranged from 75% of base salary for some executives to 135% of base salary for Mr. Pesce. For fiscal year 2009, the corporate performance measures were revenue and earnings per share. Performance goals for individual businesses were based on revenue and EBITA. Payouts, if any, can range from 0 to 200% of the target incentive, depending on the level of achievement of financial goals and individual objectives between threshold and outstanding levels of performance. Financial goals are based upon a strategic plan presented to and approved by the Board of Directors annually.

          Financial objectives are weighted at 75% of the target award and individual strategic objectives are weighted at 25% of the target award. At the end of the performance cycle a payout factor is calculated using actual results against the target for the financial measures. This results in a payout from 0% to 200% for financial objectives. A rating from 0 to 200% is also established for performance on strategic objectives. For members of the Wiley Leadership Team reporting to the CEO, the CEO completes the rating and strategic objectives recommendation. For the CEO, the evaluation is done by the Committee and discussed with the Board of Directors. The results are combined to produce an award of between 0 and 200% of the targeted award for each executive participating in the plan.

          In fiscal year 2009, on a performance basis, the Company’s EPS was slightly above target and revenue was between threshold and target. Based on the weighting of the two financial measures, and actual financial results relative to the threshold, target and outstanding levels of performance established at the beginning of the year, a payout of 88% of target for corporate financial objectives was achieved.

          Long-Term Stock Based Incentives. The long-term incentive compensation program for executives consists of restricted performance shares and stock options. These stock-based incentives are intended to align the interests of management with those of the Company’s shareholders.

          In administering this program, the Committee considers data from the Towers Perrin executive compensation survey previously discussed (which utilize SFAS123R accounting value for equity), and the recommendations of the CEO, to establish the targeted equity awards (value and number of shares) for each executive. Approximately 60% of the targeted equity value is awarded in stock options and 40% of the targeted equity value is awarded in restricted performance shares. The Committee believes the combined grants of stock options and restricted performance shares provide an appropriate balance between risk and potential reward and serve as an effective retention tool for superior performers. The Committee believes that having a portion of the long-term value contingent upon achieving financial objectives that drive shareholder value (EPS and cash flow) is in our shareholders’ interests. The Committee also believes that having a portion of the long-term value in stock options ensures that the executives will not receive the full targeted value unless shareholders also see a commensurate rise in the actual stock price.

• Restricted Performance Shares. At the beginning of each fiscal year a new three year long-term incentive cycle begins. At that time, the Committee, utilizing the data and process described above, establishes the targeted number of restricted performance shares for each executive and the CEO. During the performance period, no shares are issued and consequently the executive has neither voting nor dividend rights to those shares. At the end of the three year performance cycle, actual shares are awarded based upon performance against established earnings per share and cumulative cash flow goals set at the beginning of the performance cycle. The number of shares awarded can range from 0 to 200% of the target award. Once awarded, the shares become restricted for a two year period and vest 50% on the first anniversary after the end of the performance period and 50% on the second anniversary after the end of the performance period. During the restricted period, the executives are entitled to voting and dividend rights on the shares earned. The Committee has the right to accelerate the vesting for earned shares in the case of an executive’s retirement, death or disability. For the 2007-2009 performance cycle, on a performance basis, EPS was at the outstanding level and cash flow was greater than target resulting in a payment of 186% of the targeted shares.

•

Stock Options. Option grants are generally awarded on an annual basis, have terms of ten years and generally vest 50% in the fourth year and 50% in the fifth year from the date of grant. All employees’ stock options have exercise prices that are equal to the closing price of Class A Stock as of the grant date. The grant date is five business days after the earnings release for the full fiscal year. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal year 2009, all executives, including the CEO, received approximately 60% of their targeted long-term incentive value in stock options.

•	Ownership Guidelines

The Committee believes that the ultimate goal of the long-term incentive program is to align the interests of shareholders and management. To reinforce this principle, the Committee established stock ownership guidelines for all officers participating in the long-term incentive program. Ownership guidelines are four times base salary for the CEO and two and one-half times base salary for all other officers participating in the long-term incentive program. Participants have five years in which to attain these guidelines. All but one of the executives with at least five years of service have met or exceeded their targeted shareholdings.

          Retirement and Post-Employment Benefits. All named executive officers are eligible to participate in the Company’s qualified savings and retirement plans. However, because the tax rules governing qualified retirement plans place significant limitations on the benefits which can be paid to executives, the Company has adopted two nonqualified deferred compensation plans to supplement their qualified retirement benefits. All nonqualified deferred compensation plans, including the SERP and the Excess Plan, have been brought into compliance with Section 409A of the Code in a timely manner.

•

Supplemental Executive Retirement Plan (the “SERP”). To assure that executives were provided with an adequate retirement income, in 1983 the Company implemented the SERP. The SERP provided an annual benefit for ten years based on a percentage of base salary.

In 1989, in conjunction with a review of all of the Company’s retirement plans, the SERP was enhanced (the “1989 SERP”) by adding an alternative calculation, which took into account annual cash incentives, recognizing the growing importance of annual incentives in executives’ pay packages. The change was designed to assist the Company in attracting and retaining mid-career executives.

In 2004, as part of its oversight duties in looking at the value of the total compensation and retirement benefits, the Committee directed management to survey similar SERPs to assess the appropriateness and competitiveness of the Company’s plan and to ensure that it was following the best practices. Towers Perrin performed the study, finding Wiley’s SERP to be unusual in two respects: benefits were not related to service and the benefit was payable over the ten years following retirement, rather than the more typical benefit, which is calculated based on service and payable over the executive’s lifetime after retirement. Based on these findings, we asked Towers Perrin to design a revised SERP which addressed these issues.

The result—the “2005 SERP”—was approved by the Board of Directors and implemented effective January 1, 2005. The 2005 SERP did not replace the 1989 SERP, but rather allowed certain active SERP participants to elect, prior to December 31, 2005, to waive participation and rights to all benefits under the 1989 SERP and instead receive all benefits for both past and future service under the 2005 SERP. The 1989 SERP was closed to new participants effective March 9, 2005. The SERPs are more fully described in the notes to the “Pension Benefits Table” on page 25.

•

Nonqualified Supplemental Benefit Plan (the “Excess Plan”). In 1986, the Excess Plan was adopted by the Board of Directors to restore benefits lost under the Retirement Plan of John Wiley & Sons, Inc. due to limitations imposed by IRS regulations.

•

Post-Employment Benefits. Depending on the circumstances of their termination, the named executives are eligible to receive severance benefits in the form of base salary as a lump-sum payment, annual incentive, healthcare benefits and accelerated vesting of all equity as determined by the provisions in their employment agreements, which are discussed in detail starting on page 28. Under a dismissal without cause or Resignation for Good Reason following a change of control, base salary and target annual incentive are payable for 36 months for the CEO, and 24 months for the other named executives. The Company believes that it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome.

Under certain circumstances, the payments made in connection with a change in control may be considered to be “excess parachute payments” under Section 280G of the Code and may not be deductible as compensation by the Company. In addition, Section 4999 of the Code levies an excise tax on the executive receiving the payment in the amount of 20% of the excess amount. The Company will “gross-up” the executive for this excise tax if the amount of the payment exceeds the “excess parachute payment limit” by more than 15%; otherwise, the total payments made to the executive in connection with the change of control will be reduced to below the “excess parachute payment limit.”

These post-termination benefits are more fully described in the notes to the Payments upon Termination and Change of Control on page 28.

•

Perquisites and other Benefits. The Company provides perquisites and other benefits, which average $12,047, to the named executive officers. These may include financial planning and tax preparation, an allowance for business and health club memberships, parking in the headquarters building, and annual physical examinations. Although not a perquisite, Mr. Swanson, whose position has required spending approximately 40% of his time in Oxford, England since the acquisition of Blackwell Publishing in February 2007, has been allowed the use of a Company-leased apartment and automobile in Oxford. These are being provided in lieu of reimbursement for hotel and transportation expenses while conducting company business. The company-leased apartment and automobile are available and have been used by other company business guests throughout the year and are not made exclusively available for Mr. Swanson. On two occasions, the Company paid for his spouse to travel with him to Oxford.

Fiscal Year 2009 CEO Compensation

          In establishing Mr. Pesce’s compensation for fiscal year 2009, the Committee applied the principles outlined in this report in the same manner that they were applied to other executives. Base salary, annual incentive, and long-term incentive grant guidelines and awards were determined within the framework of the CEO’s responsibilities, individual performance and the external marketplace. In this regard, the Committee considered all of the variables and made determinations after considering all of the data.

          For fiscal year 2009, a year of unprecedented economic turmoil in the United States and around the world, the Committee noted that under Mr. Pesce’s leadership the Company achieved 3% revenue growth and 22% EPS growth on a currency neutral basis.

Mr. Pesce’s 2009 compensation consisted of the following:

	•	Base Salary. Effective July 1, 2008 the Committee increased Mr. Pesce’s base salary by 4.8% to $980,000 using the data and process previously described. The increase was made to reflect the financial success in fiscal year 2008 and Mr. Pesce’s outstanding leadership of the core business, including progress with strategic investments in technology, developing new business models, and enhancing leadership development in the organization while completing the integration of the Blackwell acquisitions.

•

Annual Incentive. In June of 2008, the Committee determined the target annual incentive award for Mr. Pesce to be 135% of base salary ($1,323,000), contingent upon the achievement of financial goals and strategic objectives approved by the Committee at that meeting, consistent with the Executive Annual Incentive Plan (EAIP). Based on the Company’s aggregate performance against financial goals on a currency neutral basis as discussed above, and the Committee’s evaluation of Mr. Pesce’s performance against strategic objectives established and reviewed by the Committee, an annual incentive of $1,454,970 was awarded.

•

Long-Term Stock Based Incentives. In June of 2008, Mr. Pesce received long-term incentive awards consisting of 40,000 restricted performance shares, which will be issued in June of 2011, contingent upon the attainment of financial goals as discussed above, and which will vest as follows: 50% April 30, 2012, 50% April 30, 2013. It is important to note that financial results in fiscal 2011 must be achieved at the threshold level in order for any portion of this award to be earned. In addition, Mr. Pesce was awarded stock options for 200,000 shares vesting as follows: 50% on April 30, 2012 and 50% of April 30, 2013. These awards, along with those of other named executives, are disclosed in the option grants and long-term incentive plan awards tables which follow.

•

Payout of 2007 Long-Term Performance Share Award. In June of 2009, the Committee reviewed and approved the degree of achievement and award payout to Mr. Pesce for the 2007 long-term incentive program (fiscal years 2007, 2008 and 2009), which concluded on April 30, 2009. Based on the achievement of EPS and cumulative cash flow goals in excess of long-term incentive targets, resulting in a payout factor of 186%, Mr. Pesce was awarded 74,312 restricted performance shares vesting as follows: 50% April 30, 2010 and 50% April 30, 2011.

In making this award, the Committee noted that on a performance basis the Company exceeded its long-term incentive program targets, substantially assisted by the successful performance of the Blackwell acquisition. It noted that the long-term incentive program provides for the inclusion of acquisitions made within the performance cycle to encourage management to make acquisitions which accelerate the growth of earnings and cash flow. In this case the Committee decided that there was no need to apply negative discretion, as the payment in excess of target was the result of the accretive earnings and cash flow of Blackwell, which benefits shareholders.

In developing this CD&A, the Committee believes it is important to note that the base salary adjustments granted to all the Company’s senior officers for fiscal year 2009 were made in June 2008 prior to the economic downturn and were based on market data and the Company’s successful performance in the previous fiscal year (2008). In June 2009, management recommended and the Committee agreed to freeze base salaries and targeted cash compensation for all senior officers in fiscal year 2010, despite the successful performance in fiscal year 2009, reflecting the economic environment.

Closing Statement	The executive compensation program discussed here is based on our beliefs that:

	•	The quality of our leadership is among the most important determinants of the Company’s success.

	•	Our ability to attract and retain those industry leaders who will ensure our success requires a competitive, performance-based compensation program.

	•	Our shareholders are best served by providing our senior executives with appropriate financial rewards directly linked to the long-term success of the Company.

	•	Our senior executives must share in the risks as well as the rewards in achieving the Company’s challenging performance goals.

We believe that the Company’s executive compensation program meets the goals and objectives discussed above.

Summary								Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [h]
Compensation Table
							Non- Equity Incentive Plan Compen- sation ($) [g]

									All Other Compen- sation ($) [i]

					Stock Awards ($) [e]	Option Awards ($) [f]
			Salary ($) [c]	Bonus ($) [d]						Total ($) [j]
	Name [a]	Year [b]

	William J. Pesce	2009	972,500	578,813	(63,943)	4,407,180	876,157	340,290	98,917	7,209,914
		2008	924,167	584,374	2,226,424	4,170,747	1,271,016	711,699	75,317	9,963,744
		2007	863,333	478,500	1,685,966	2,814,480	913,696	1,293,470	62,401	8,111,846
	Ellis E. Cousens	2009	562,500	178,750	87,352	1,059,740	364,238	6,908	46,124	2,305,612
		2008	515,833	229,688	578,311	827,433	570,938	212,057	42,051	2,976,311
		2007	466,667	235,000	525,065	665,370	448,733	553,021	35,113	2,928,969
	Eric A. Swanson	2009	529,167	167,188	72,793	1,195,300	453,312	714,020	22,990	3,154,770
		2008	495,833	218,750	481,926	1,089,713	506,438	573,399	8,206	3,374,265
		2007	395,833	140,625	437,554	699,940	277,172	995,479	31,097	2,977,700
	Stephen A. Kippur	2009	506,667	153,000	72,793	1,226,830	84,437	67,006	53,733	2,164,466
		2008	464,583	171,500	481,926	1,176,523	173,736	506,732	51,060	3,026,060
		2007	456,667	149,500	437,554	805,040	430,077	1,208,035	45,807	3,532,680
	Bonnie E. Lieberman	2009	382,500	144,375	72,793	1,115,300	416,739	245,269	43,522	2,420,498
		2008	366,667	111,000	481,926	1,050,547	193,210	504,012	39,785	2,747,147
		2007	347,500	105,000	437,554	692,848	328,060	335,684	30,508	2,277,154

(d) and (g):

The total annual incentive for 2009 is divided between columns (d) and (g). The amount shown in column (g) was earned based on the achievement of pre-established corporate and business financial measures—including revenue and profit—approved by the Committee. The amount shown in column (d) is the portion of the annual incentive that was approved by the Committee based on achievement of strategic milestones that are designed to drive improved performance for the Company in the future.

(e):

Represents the compensation costs of restricted performance shares granted since 2006 for financial reporting purposes for the year under SFAS 123R. Restricted performance shares were granted under the Company’s 2004 Key Employee Stock Plan. Refer to Notes 2 and 15 in the Notes to the Consolidated Financial Statements in the Company’s 2009 Annual Report for the assumptions used in determining FAS 123R values. The amounts shown in this column include a reduction of the expense recognized to date to reflect the current estimated payout levels.

(f):

Represents the compensation costs of stock options granted since 2004 for financial reporting purposes for the year under SFAS 123R. Stock options were granted under the Company’s 1999 Long-Term Incentive Plan and 2004 Key Employee Stock Plan. Refer to Notes 2 and 15 in the Notes to the Consolidated Financial Statements in the Company’s 2009 Annual Report for the assumptions used in determining SFAS 123R values. There can be no assurance that the SFAS 123R value will ever be realized.

(h):

Represents the aggregate change in actuarial present value of the executive’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from April 30, 2008 to April 30, 2009. Note that the aggregate present values shown in the 2008 Pension Benefits Table for the SERP and Excess Plan were based on estimated annual incentive amounts. If the final annual incentive amounts were used, the aggregate present value for the named executive officers’ nonqualified defined benefit pension plans as of April 30, 2008, in total (SERP plus the Excess Plan), would have been for Messrs. Pesce, Cousens, Swanson, Kippur and Ms. Lieberman: $8,778,498; $2,848,896; $4,222,517; $3,855,411; and $2,202,910, respectively. The aggregate change reflected in this column is based on the final April 30, 2008 values shown in this note rather than the estimated values reflected in the 2008 Pension Benefits Table.

(i):		All Other Compensation includes the following in 2009:

	•	Accrued dividends on non-vested restricted stock for Messrs. Pesce, Cousens, Swanson and Kippur and Ms. Lieberman valued at $49,670, $16,177, $9,706, $13,481, and $13,481, respectively.

•	Employer contributions to the Company 401(k) plan and Deferred Compensation Plan (including Messrs. Pesce and Kippur’s, valued at $28,247 and $14,896, respectively.)

•

Perquisites (financial planning, club membership fees, parking benefits) for Messrs. Pesce, Cousens, Swanson, Kippur and Ms. Lieberman, valued at $13,200, $14,291, $3,900, $15,642 and $13,200, respectively).

•	Messrs. Pesce, Cousens, Swanson, Kippur and Ms. Lieberman received reimbursement for taxes on the value of all perquisites in the amounts of $7,799, $8,006, $1,012, $9,714 and $7,469, respectively.

Grants of Plan-Based			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) [i]	All Other Option Awards: Number of Securities Underlying Options (#) [j]	Exercise or Base Price of Option Awards ($/Sh) [k]	Value of Awards Granted During the Fiscal Year ($) [l]
Awards Table

		Grant Date [b]	Threshold ($) [c]	Target ($) [d]	Maximum ($) [e]	Threshold (#) [f]	Target (#) [g]	Maximum (#) [h]
	Name [a]

	William J. Pesce	6/26/08				10,000	40,000	80,000		200,000	47.55	6,972,000
	Ellis E. Cousens	6/26/08				3,000	12,000	24,000		65,000	47.55	2,170,800
	Eric A. Swanson	6/26/08				2,500	10,000	20,000		55,000	47.55	1,822,200
	Stephen A. Kippur	6/26/08				2,500	10,000	20,000		55,000	47.55	1,822,200
	Bonnie E. Lieberman	6/26/08				2,500	10,000	20,000		50,000	47.55	1,743,000

(f) to (h):

Represents the restricted performance share awards granted for the 2009 through 2011 performance period pursuant to the 2004 Key Employee Stock Plan. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle. Earnings per share is the performance measure used for the FY2009-11 performance cycle. No long-term incentive is payable unless the threshold performance level is reached for earnings per share. The restricted performance shares, if earned, vest as to 50% on April 30, 2012 and the remaining 50% on April 30, 2013.

(j):

Option grants are awarded on an annual basis, have terms of ten years and generally vest 50% in the fourth year and 50% in the fifth year from the date of grant. All employees’ stock options have exercise prices that are equal to the grant date closing market price of Class A Stock. In fiscal 2009 all executives received approximately 60% of their targeted long-term incentive in stock options.

(k):	The closing stock price on June 26, 2008. The exercise price of all stock options may not be less than 100% of the fair market value of the stock on the date of grant.

(l):

The grant date fair value under SFAS 123R of the restricted performance share awards was $47.55. The grant date fair value under SFAS 123R of stock option awards was $15.84. Refer to Note 15 in the Notes to the Consolidated Financial Statements in the Company’s 2009 Annual Report for the assumptions made in determining SFAS 123(R) values. Compensation expense relating to the restricted performance shares is recognized based on the current projected payout level, which may differ from the maximum payouts shown above. Maximum value payouts will only occur if the Company reaches preset “outstanding” performance benchmarks.

Outstanding
Equity Awards at
Fiscal Year End

	Option Awards					Stock Awards

Name [a]	Number of Securities Under- lying Unexer- cised Options (#) Exercisable [b]	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable [c]	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) [d]	Option Exercise Price ($) [e]	Option Expiration Date [f]	Number of Shares or Units of Stock That Have Not Vested (#) [g]	Market Value of Shares or Units of Stock That Have Not Vested ($) [h]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [i]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [j]

William J. Pesce	100,000			$23.56	6/21/2010	28,630(1)	970,557
	85,000			$23.40	6/20/2011	74,312(2)	2,519,177
	175,000			$24.95	6/19/2012			65,000(3)	2,203,500
	200,000			$25.32	6/17/2013			40,000(4)	1,356,000
	200,000			$31.89	6/22/2014
	92,500			$38.55	6/21/2015
		92,500(1)		$38.55	6/21/2015
		190,000(2)		$33.05	6/21/2016
		200,000(3)		$48.46	6/27/2017
		200,000(4)		$47.55	6/25/2018

Ellis E. Cousens	40,000			$19.27	3/18/2011	9,816(1)	332,762
	35,000			$23.40	6/20/2011	22,294(2)	755,767
	50,000			$24.95	6/19/2012			12,000(3)	406,800
	55,000			$25.32	6/17/2013			12,000(4)	406,800
	60,000			$31.89	6/22/2014
	30,000			$38.55	6/21/2015
		30,000(1)		$38.55	6/21/2015
		60,000(2)		$33.05	6/21/2016
		65,000(3)		$48.46	6/27/2017
		65,000(4)		$47.55	6/25/2018

Stephen A. Kippur	55,000			$31.89	6/22/2014	8,180(1)	277,302
	27,500			$38.55	6/21/2015	18,578(2)	629,794
		27,500(1)		$38.55	6/21/2015			10,000(3)	339,000
		55,000(2)		$33.05	6/21/2016			10,000(4)	339,000
		55,000(3)		$48.46	6/27/2017
		55,000(4)		$47.55	6/25/2018

Eric A. Swanson	30,000			$23.40	6/20/2011	8,180(1)	277,302
	40,000			$24.95	6/19/2012	18,578(2)	629,794
	40,000			$25.32	6/17/2013			10,000(3)	339,000
	50,000			$31.89	6/22/2014			10,000(4)	339,000
	25,000			$38.55	6/21/2015
		25,000(1)		$38.55	6/21/2015
		50,000(2)		$33.05	6/21/2016
		55,000(3)		$48.46	6/27/2017
		55,000(4)		$47.55	6/25/2018

Bonnie E. Lieberman	50,000			$23.56	6/21/2010	8,180(1)	277,302
	27,000			$23.40	6/20/2011	18,578(2)	629,794
	37,000			$24.95	6/19/2012			10,000(3)	339,000
	40,000			$25.32	6/17/2013			10,000(4)	339,000
	50,000			$31.89	6/22/2014
	25,000			$38.55	6/21/2015
		25,000(1)		$38.55	6/21/2015
		50,000(2)		$33.05	6/21/2016
		50,000(3)		$48.46	6/27/2017
		50,000(4)		$47.55	6/25/2018

(1)	Remaining 50% of award vests on April 30, 2010

(2)	Award vests 50% on April 30, 2010 and 50% on April 30, 2011

(3)	Award vests 50% on April 30, 2011 and 50% on April 30, 2012, subject to attainment of performance objectives.

(4)	Award vests 50% on April 30, 2012 and 50% on April 30, 2013, subject to attainment of performance objectives.

(e):	The exercise price of all stock options may not be less than 100% of the fair market value of the stock on the date of grant.

(f):	Stock options have a term of 10 years.

(g):

Represents the remaining half of the restricted performance shares earned for the 2006 to 2008 long-term incentive cycle which will vest on April 30, 2010, and all of the shares earned for the 2007 to 2009 long-term incentive cycle half of which will vest on April 30, 2010 and half of which will vest on April 30, 2011.

(i):

Represents the target number of restricted performance shares granted but yet-to-be earned for the 2008-2010 and 2009-2011 long-term incentive cycles. The 2008-2010 shares, if earned, will vest half on April 30, 2011 and half on April 30, 2012. The 2009-2011 shares, if earned, will vest half on April 30, 2012 and half on April 30, 2013.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name [a]	Number of Shares Acquired on Exercise (#) [b]	Value Realized on Exercise Vesting ($) [c]	Number of Shares Acquired on Vesting (#) [d]	Value Realized on Vesting ($) [e]

William J. Pesce	194,436	3,919,002	66,890	2,267,571
Ellis E. Cousens	0	0	21,294	721,867
Eric A. Swanson	54,000	1,314,180	17,745	601,556
Stephen A. Kippur	105,000	1,594,112	17,745	601,556
Bonnie E. Lieberman	20,000	183,106	17,745	601,556

(c):	The value realized on exercise represents the excess of the fair market value of the underlying securities purchased on the date of exercise over the exercise price contained in the option.

(d):

Vesting of half each of the restricted performance shares earned from the 2005-07 and 2006-08 Executive long-term incentive programs on April 30, 2009, granted pursuant to the 1999 Long-Term Incentive Plan and the 2004 Key Employee Stock Plan.

(e):

The value realized on the vesting of restricted stock awards represents the value of stock no longer subject to a risk of forfeiture or other restrictions, obtained by multiplying the number of shares of stock released from such restrictions by the fair market value of those shares on April 30, 2009.

Pension Benefits Table

Name [a]	Plan [b]	Number of Years Credited Service (#) [c]	Present Value of Accumulated Benefit ($) [d]	Payments During Last Fiscal Year ($) [e]

William Pesce	Qualified Plan	20	452,419	0
	Excess Plan	20	1,298,564	0
	SERP	20	7,837,027	0
Ellis Cousens	Qualified Plan	8	132,669	0
	Excess Plan	8	427,008	0
	SERP	8	2,428,110	0
Eric Swanson	Qualified Plan	20	553,028	0
	Excess Plan	35	1,035,613	0
	SERP	35	3,898,167	0
Stephen Kippur	Qualified Plan	30	937,632	0
	Excess Plan	30	1,021,615	0
	SERP	30	2,912,860	0
Bonnie Lieberman	Qualified Plan	19	561,248	0
	Excess Plan	19	294,008	0
	SERP	19	2,159,932	0

(c):	Credited service is limited to 35 years for all purposes under the Qualified and Excess Plans and the SERP.

             The named executives are entitled to retirement benefits under three defined benefit plans of the Company: The Employees Retirement Plan of John Wiley & Sons, Inc. (the “Qualified Plan”), the Nonqualified Supplemental Retirement Plan (the “Excess Plan”), and the Supplemental Executive Retirement Plan (the “SERP”).

             The amounts shown in the table above for all plans represent the actuarial present values of the executive’s accumulated benefits accrued as of April 30, 2009, calculated using the same assumptions in footnote [14] of the Company’s financial statements, except that the SERP benefit for Messrs. Pesce and Cousens calculated under the 1989 SERP has no mortality assumption and under the 1989 and 2005 SERP, no recognition of future salary increases or pre-retirement mortality.

A description of each plan follows:

The Employees Retirement Plan of John Wiley & Sons, Inc. (the Qualified Plan)

          The Company sponsors a qualified defined benefit pension plan to provide retirement benefits to U.S. based employees of the Company. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting certain eligibility requirements. Prior to January 1, 2005, benefits under the Qualified Plan provided for annual normal benefits payable at normal retirement age of 65 based on certain factors times average final compensation times years of service not to exceed 35 (the “Previous Benefit Formula”).

Effective January 1, 2005 the Qualified Plan formula was revised to provide covered participants with enhanced future benefits. After January 1, 2005, benefits are calculated as the sum of:

	•	a frozen benefit as of December 31, 2004, calculated under the Previous Benefit Formula, plus

	•	an annual benefit earned for benefit service after January 1, 2005. The amount of each year’s accrual is the sum of:

		o	total annual compensation (annual base salary, plus 100% of bonus) for the year up to and including 80% of that year’s Social Security Wage Base times 1.0%, plus

		o	total annual compensation for the year in excess of 80% of that year’s Social Security Wage Base times 1.3%.

          The plan recognizes a maximum of 35 years of benefit service. If the total benefit service is greater than 35 years at age 65, the benefit will be equal to the 35 consecutive years of benefit accruals that produce the highest combined amount.

          The plan provides for retirement as early as age 55 with ten years of service. The age 65 benefit is reduced by 4% per year for each year less than 65, unless a participant has 20 years of service, in which case the participant can retire as early as age 62 without an early retirement reduction.

          The frozen benefit calculated under the Previous Benefit Formula for the combined Qualified Plan and the Excess Plan described below for Messrs. Pesce, Cousens, Swanson, Kippur, and Ms. Lieberman is $88,581, $35,074, $115,562, $139,824, and $46,108, respectively.

Messrs. Pesce, Swanson, Kippur, and Ms. Lieberman are eligible for early retirement under this plan.

The Nonqualified Supplemental Retirement Plan (the Excess Plan)

          The Excess Plan provides benefits that would otherwise be denied participants by reason of certain Code limitations on the tax-qualified benefit. In addition, the Excess Plan provides benefits to certain individuals which arise from additional service credit granted for previous employment with acquired companies. Mr. Swanson is credited with 15 additional years of benefit service under this provision for his employment with Alan R. Liss, Inc, which has the effect of increasing his frozen benefit under the Previous Benefit Formula by $57,153, which is included in the above figure.

          Average final compensation and total annual compensation are determined under the Excess Plan in the same manner as under the Qualified Plan, except that a participant’s compensation is not subject to the limitations under the Code. Years of service under the Qualified Plan and the Excess Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

Messrs. Pesce, Swanson, Kippur, and Ms. Lieberman are eligible for early retirement under this plan.

Supplemental Executive Retirement Plan (the SERP)

          In March 2005, the Board froze participation in the existing 1989 SERP and adopted the 2005 SERP. All active participants in the 1989 SERP, except those who were directors, 5% owners or who were within two years of the normal retirement age of 65, were given the option, prior to December 31, 2005, to waive their right to all benefits under the 1989 SERP and receive benefits under the 2005 SERP in consideration of that waiver. Four participants elected to do so, including Messrs. Swanson and Kippur, and Ms. Lieberman. Mr. Pesce and Mr. Cousens remain in the 1989 SERP.

The benefit under the 1989 SERP is the higher of the “primary” or the “additional” benefit.

•

The primary benefit consists of ten annual payments commencing at retirement (at or after age 65) determined by multiplying the participant’s base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement) and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

•

The additional benefit provides participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years of 50%, 55%, or 65% (the “Applicable Percentage”) of average compensation, defined as base salary and annual incentive, over the executive’s highest three consecutive years. This amount is reduced by the retirement benefits under the Qualified Plan, the Excess Plan and the primary benefit above. The Applicable Percentage for Messrs. Pesce and Cousens is 65%, and 55%, respectively.

          The 2005 SERP provides a lifetime annual benefit determined by multiplying the executive’s average compensation over the highest three consecutive years times a service factor, which is the sum of years of service up to 20 years times 2%, plus years of service in excess of 20 times 1%, to a maximum of 35 years total. The 2005 SERP provides a reduced early retirement benefit for participants calculated in the same manner as the 1989 plan. The participant may elect to receive his or her benefit in the form of a joint and survivor benefit on an actuarial equivalent basis. All other terms of the 2005 SERP are substantially the same as the 1989 SERP.

Messrs. Pesce, Cousens, Swanson, Kippur, and Ms. Lieberman are eligible for early retirement under this plan.

Nonqualified Deferred Compensation (NQDC) Table	Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

	William J. Pesce	585,792	20,897	(1,355,521)	N/A	2,572,689
	Ellis E. Cousens	N/A	N/A	N/A	N/A	N/A
	Eric Swanson	N/A	N/A	N/A	N/A	N/A
	Stephen A. Kippur	20,490	7,800	(84,982)	N/A	279,478
	Bonnie E. Lieberman	130,925	2,160	91,899	N/A	1,490,096

Participants in the company’s Nonqualified Deferred Compensation Plan (the “NQDC Plan”) may elect to defer up to 25% of their base salary, or up to 100% of their annual cash incentive compensation.

          If the participant’s Company matching contributions under the Employees’ Savings Plan are restricted due to code contribution or compensation limitations, he/she is eligible to receive a Company matching contribution of up to 3% of base salary deferred under the NQDC Plan.

          Participants designate one or more investment funds which are used to measure the income credited to their account. Although not required to do so, the Company has elected to invest the funds deferred under the plan substantially as directed by the participants. The funds available for the last fiscal year and their returns for the year are shown below:

Vanguard VIF Money Market	2.17%
Fidelity VIP Investment Grade Bond Svc	-2.66%
T. Rowe Price Personal Strategy Balanced	-28.73%
American Funds IS Growth-Income 2	-36.54%
Fidelity VIP Equity Income Svc	-44.97%
Fidelity VIP Index 500 Initial	-38.03%
Janus Aspen Forty Svc	-41.25%
Fidelity VIP Mid Cap Svc	-35.67%
Oppenheimer VA Main Street Samll Cap NS	-40.34%
Gartmore NVIT International Growth I	-47.57%
Northwestern Mutual Life Insurance	6.83%

          Account balances under the NQDC Plan are distributed to participants in accordance with their individual elections made at the time of the deferral election. Participants may elect to receive their contributions on a designated date or upon separation of service, subject to the restrictions of Section 409A of the Code. Distributions on account of termination or retirement are paid in 15 equal annual installments and distributions occurring as of a designated date prior to termination are paid in a lump sum.

Amounts in column (b) are included in columns (c), (d), and (g) on the Summary Compensation Table.

Payments upon Termination and Change of Control	William J. Pesce

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary	$0	$0	$2,940,000	$2,940,000
Severance — Annual Incentive	$0	$0	$3,969,000	$3,969,000
Prorated Annual Incentive	$0	$0	$1,454,970	$1,323,000
ELTIP — Restricted Performance Shares	$0	$0	$3,559,500	$3,559,500
Restricted Stock (Performance Shares Earned but
Not Vested)(5)	$3,489,734	$3,489,734	$3,489,734	$3,489,734
Stock Options(1)	$0	$0	$0	$161,500
Benefits(2)	$0	$0	$39,977	$39,977
SERP(3)	$8,148,550	$8,148,550	$8,148,550	$11,836,683
Excess Plan(3)	$1,695,100	$1,695,100	$1,695,100	$1,695,100
Qualified Plan(3)	$604,199	$604,199	$604,199	$604,199
NQDC(4)	$2,572,689	$2,572,689	$2,572,689	$2,572,689
280G Tax Gross-up	$0	$0	$0	$0

Total:	$16,510,272	$16,510,272	$28,473,729	$32,191,382

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2009 closing stock price ($33.90).

(2)	Presumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except for in the dismissal columns.

(3)	Amounts shown are lump sum values, even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are as follow:

Qualified: $43,113/year as a life annuity Excess: $120,954/year as a life annuity SERP: $1,001,262/year as a 10 year certain

(4)	Balance is paid as a lump sum on termination following a change of control; otherwise balance is paid in approximately equal installments over 15 years.

(5)	Vesting accelerates in all 4 termination scenarios since the executive is above age 55 and has at least 10 years of service. This amount was only reflected in the last column in prior years.

Ellis E. Cousens

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary	$0	$0	$900,000	$1,200,000
Severance — Annual Incentive	$0	$0	$0	$1,100,000
Prorated Annual Incentive	$0	$0	$542,988	$550,000
ELTIP – Restricted Performance Shares	$0	$0	$0	$813,600
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$1,088,529
Stock Options(1)	$0	$0	$0	$51,000
Benefits(2)	$0	$0	$22,829	$30,438
SERP(3)	$3,131,524	$3,131,524	$3,131,524	$4,819,124
Excess Plan(3)	$750,419	$750,419	$750,419	$750,419
Qualified Plan(3)	$239,957	$239,957	$239,957	$239,957
NQDC	0	0	0	0
280G Tax Gross-up	$0	$0	$0	$2,107,270

Total:	$4,121,900	$4,121,900	$5,587,717	$12,750,338

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2009 closing stock price ($33.90).

(2)	Presumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except for in the dismissal columns.

(3)	Amounts shown are lump sum values, even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are as follow:

Qualified: $16,875/year as a life annuity Excess: $52,775/year as a life annuity SERP: $384,789/year as a 10 year certain

Stephen A. Kippur

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary	$0	$0	$1,020,000	$1,020,000
Severance — Annual Incentive	$0	$0	$1,020,000	$1,020,000
Prorated Annual Incentive	$0	$0	$237,437	$510,000
ELTIP — Restricted Performance Shares	$0	$0	$339,000	$678,000
Restricted Stock (Performance Shares Earned but Not Vested)(5)	$907,096	$907,096	$907,096	$907,096
Stock Options(1)	$0	$0	$0	$46,750
Benefits(2)	$0	$0	$27,057	$27,057
SERP(3)	$3,582,864	$3,582,864	$3,582,864	$3,582,864
Excess Plan(3)	$1,276,187	$1,276,187	$1,276,187	$1,276,187
Qualified Plan(3)	$1,189,308	$1,189,308	$1,189,308	$1,189,308
NQDC(4)	279,478	279,478	279,478	279,478
280G Tax Gross-up	$0	$0	$0	$0

Total:	$7,234,933	$7,234,933	$9,878,427	$10,536,740

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2009 closing stock price ($33.90).

(2)	Presumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except for in the dismissal columns.

(3)	Amounts shown are lump sum values, even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are as follow:

Qualified: $92,496/year as a life annuity Excess: $99,253/year as a life annuity SERP: $278,649/year as a life annuity

(4)	Balance is paid as a lump sum on termination following a change of control; otherwise balance is paid in approximately equal installments over 15 years.

(5)	Vesting accelerates in all 4 termination scenarios since the executive is above age 55 and has at least 10 years of service. This amount was only reflected in the last column in prior years.

Eric A. Swanson

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary(4)	$0	$0	$1,070,000	$1,070,000
Severance — Annual Incentive	$0	$0	$0	$1,070,000
Prorated Annual Incentive	$0	$0	$620,500	$535,000
ELTIP — Restricted Performance Shares	$0	$0	$0	$678,000
Restricted Stock (Performance Shares Earned but Not Vested)(4)	$907,096	$907,096	$907,096	$907,096
Stock Options(1)	$0	$0	$0	$42,500
Benefits(2)	$0	$0	$41,257	$41,257
SERP(3)	$4,502,336	$4,502,336	$4,502,336	$5,906,344
Excess Plan(3)	$1,218,149	$1,218,149	$1,218,149	$1,218,149
Qualified Plan(3)	$662,356	$662,356	$662,356	$662,356
NQDC	0	0	0	0
280G Tax Gross-up	$0	$0	$0	$0

Total:	$7,289,937	$7,289,937	$9,021,694	$12,130,702

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2009 closing stock price ($33.90).

(2)	Presumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except for in the dismissal columns.

(3)	Amounts shown are lump sum values, even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are as follow:

Qualified: $49,767/year as a life annuity Excess: $91,528/year as a life annuity SERP: $338,291/year as a life annuity

(4)	Vesting accelerates in all 4 termination scenarios since the executive is above age 55 and has at least 10 years of service. This amount was only reflected in the last column in prior years.

Bonnie E. Lieberman

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)

Compensation:
Severance — Base Salary	$0	$0	$577,500	$770,000
Severance — Annual Incentive	$0	$0	$0	$770,000
Prorated Annual Incentive	$0	$0	$561,114	$385,000
ELTIP — Restricted Performance Shares	$0	$0	$0	$678,000
Restricted Stock (Performance Shares Earned but Not Vested)(5)	$907,096	$907,096	$907,096	$907,096
Stock Options(1)	$0	$0	$0	$42,500
Benefits(2)	$0	$0	$20,362	$27,149
SERP(3)	$2,407,238	$2,407,238	$2,407,238	$3,115,522
Excess Plan(3)	$333,922	$333,922	$333,922	$333,922
Qualified Plan(3)	$649,459	$649,459	$649,459	$649,459
NQDC(4)	1,490,096	1,490,096	1,490,096	1,490,096
280G Tax Gross-up	$0	$0	$0	$0

Total:	$5,787,811	$5,787,811	$6,946,787	$9,168,744

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the 4/30/2009 closing stock price ($33.90).

(2)	Presumes benefits are similar to those available to salaried employees and therefore do not need to be disclosed, except for in the dismissal columns.

(3)	Amounts shown are lump sum values, even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are as follow:

Qualified: $48,907/year as a life annuity Excess: $25,146/year as a life annuity SERP: $181,275/year as a life annuity

(4)	Balance is paid as a lump sum on termination following a change of control; otherwise balance is paid in approximately equal installments over 15 years.

(5)	Vesting accelerates in all 4 termination scenarios since the executive is above age 55 and has at least 10 years of service. This amount was only reflected in the last column in prior years.

          The preceding tables—Potential Payments upon Termination or Change of Control—show the payments and benefits our named executives would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers, the information assumes the terminations and change of control occurred on April 30, 2009. All of the payments and benefits described below would be provided by the Company or its affiliates.

The tables do not include amounts such as base salary, annual incentives and stock awards the named executive officers earned due to employment through April 30, 2009.

Retirement

          Under the 2004 Key Employee Stock Plan, the Committee may elect to accelerate the vesting of performance stock which has been earned but not vested for a retiring executive. Payout for current cycles will be made in shares following the end of the performance cycle.

Dismissal (absent a CoC)	The named officers and certain other executives are covered by employment agreements which provide for the following:

	•	Severance—base salary: Mr. Pesce—36 months; Messrs. Swanson and Kippur—24 months; Mr. Cousens and Ms. Lieberman—18 months.

	•	Severance—annual target incentive—Mr. Pesce—3 years; Mr. Kippur—2 years.

•

Restricted Performance Shares—Mr. Pesce—accelerated vesting of all earned Restricted Performance Shares for completed cycles; payout for current performance cycles will be made in shares following the end of the performance cycles. Mr. Kippur—accelerated vesting of any earned Restricted Performance Shares for the plan cycles which ends within 12 months of termination.

	•	Company-paid health and welfare benefits, for their respective severance periods: Mr. Pesce—36 months; Messrs. Swanson and Kippur—24 months; Mr. Cousens and Ms. Lieberman—18 months.

Dismissal without Cause or Resignation for Good Reason (following CoC)

          The named officers and certain other executives are covered by employment agreements which provide for the following, in the event of dismissal without cause or resignation for Good Reason following a change of control, as defined:

	•	Severance—base salary: Mr. Pesce—36 months; Messrs. Cousens, Swanson, Kippur and Ms. Lieberman—24 months.

	•	Severance—annual target incentive—Mr. Pesce—3 years; Messrs, Cousens, Swanson, Kippur and Ms. Lieberman—2 years.

	•	Company-paid health and welfare benefits for their respective severance periods

•

A lump-sum payment under the 1989 or 2005 SERP, equal to the present value of the benefit to which the participant would have been entitled if he/she had attained age 65 and retired on the date of such termination of employment.

	•	A lump-sum payment of the accrued benefit under the Excess Plan.

	•	Immediate payment of the current balance of the NQDC Plan.

•

If the total payments to the executive are deemed to be “excess parachute payments” under Section 280G of the Code, an excise tax will be levied on the executive receiving the payment in the amount of 20% of the excess amount. The Company will “gross-up” the executive for this excise tax if the amount by which the payment exceeds the “excess parachute payment limit” by more than 15%; otherwise, the total payments made to the executive in connection with the change of control will be reduced to below the “excess parachute payment limit.”

Upon a “change of control”, as defined, under the 2004 Key Employee Stock Plan,

	•	All outstanding options shall become immediately exercisable up to the full number of shares covered by the option.

	•	All outstanding target restricted performance shares shall become immediately vested.

• All shares of restricted stock that would otherwise remain subject to restrictions shall be free of such restrictions.

          “Change of Control” shall mean an event which shall occur if there is: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; or (iii) a change in the ownership of a substantial portion of the assets of the Company.

          For purposes of this definition, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

          A change in the effective control occurs on the date on which either (i) a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

          A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

VI.	Report of the Audit Committee	The following is the report of the Audit Committee of John Wiley & Sons, Inc. with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2009.

          The Audit Committee is responsible for oversight of the Company’s accounting, auditing and financial reporting process on behalf of the Board of Directors. The Committee consists of three members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (NYSE). The Board of Directors has determined that all the members of the Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC and NYSE.

          Management has the primary responsibility for the preparation, presentation and integrity of the financial statements of the Company; for maintaining appropriate accounting and financial reporting policies and practices; and for internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations. The Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results for the fiscal year ended April 30, 2009. Management has represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted US accounting principles. The Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

          The Committee also considers whether providing non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee has adopted a policy of pre-approving all audit and non-audit services performed by the independent auditors. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of non-audit services, provided that the pre-approvals are presented to the Audit Committee for ratification at its next scheduled meeting.

          Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee by addressing a letter to: Chairman of the Audit Committee, John Wiley & Sons, Inc., P. O. Box 1569, Hoboken, NJ 07030-5774.

          Based upon the review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009, as filed with the Securities and Exchange Commission.

Audit Committee

William B. Plummer, Chairman, Warren J. Baker, Richard M. Hochhauser

Fees of Independent Auditor

Audit Fees

          Total aggregate fees billed by KPMG LLP (“KPMG”) for professional services in connection with the audit and review of the Company’s Consolidated Financial Statements, and statutory audits of the Company’s international subsidiaries were $2,469,500 and $2,416,500 in fiscal years 2009 and 2008, respectively.

Audit Related Fees

          The aggregate fees billed for audit related services, including due diligence related to acquisitions, employee benefit plan audits and consultation on acquisitions were $79,700 and $76,200 in fiscal years 2009 and 2008, respectively.

Tax Fees

          The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements, were $286,300 and $454,600 in fiscal years 2009 and 2008, respectively. Such services include tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.

Other Non-Audit Fees

The aggregate non-audit fees were $0 and $80,000 in fiscal years 2009 and 2008, respectively.

The Audit Committee has advised the Company that in its opinion the services rendered by KPMG LLP are compatible with maintaining their independence.

VII.	Ratification of the Appointment of Independent Public Accountants

          The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. On June 17, 2009, the Audit Committee appointed KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal year 2010. Although the Company is not required to do so, we are submitting the selection of KPMG for ratification by the shareholders because we believe it is a matter of good corporate practice.

          The Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:

“RESOLVED, that the appointment by the Audit Committee of KPMG LLP as independent public accountants for the Company for the fiscal year ending April 30, 2010 be, and it hereby is, ratified.”

          In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2010 will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of independent public accountants.

VIII.	Proposal to Adopt the 2009 Key Employee Stock Plan	Background

          The Company has been using 2004 Key Employee Stock Plan (the “2004 Plan”) as a means of attracting, retaining and motivating highly competent key employees and further aligning their interests with those of the Company’s shareholders. On June 17, 2009 the Executive Compensation and Development Committee (the “Committee”) adopted, and the Board of Directors (the “Board”) ratified, subject to shareholder approval, the 2009 Key Employee Stock Plan (the “2009 Plan”). The 2009 Plan is intended to replace the 2004 Plan. As of July 22, 2009, the closing price of the Company’s Class A Common Stock was $32.51, and there were fewer than 1,289,323 shares of Class A Stock remaining under the 2004 Plan on that date. The 2004 Plan expired on June 16, 2009, and no further shares may be issued under the 2004 Plan.

2009 Equity Compensation Plan Information		The following table summarizes information about the Company’s equity compensation plans as of April 30, 2009. All outstanding awards relate to the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
	[a]	[b]	[c]

Equity compensation plans approved by security holders	6,703,889	$34.05	2,951,111
Equity compensation plans not approved by security holders	0	0	0

Total	6,703,889	$34.05	2,951,111

[a]

Included in this number are 5,722,000 shares underlying outstanding stock options granted under the Company’s 1999 Long Term Incentive Plan and 2004 Key Employee Stock Plan (the “2004 Plan”), 932,371 shares representing the maximum number of restricted performance shares that can be earned for current performance cycles under the Company’s 2004 Plan, and 49,518 deferred shares granted under the 2004 Director Stock Plan. Maximum value payouts will only occur if the Company reaches preset “outstanding” performance benchmarks.

[b]

Represents the weighted average exercise price of stock options outstanding as of April 30, 2009. The weighted average exercise price does not reflect restricted performance shares and units, which have no exercise price.

[c]

Included in this number are 46,405 shares reserved for issuance under the 2004 Director Stock Plan. The remaining 2,904,706 shares are reserved for issuance under the 2004 Plan for performance-based stock awards, restricted stock, performance awards, stock options and stock appreciation rights (“SARs”). The 2004 Plan and 2004 Director Stock Plan expired on June 16, 2009, and no further shares may be issued under those plans.

Under the terms of the 2004 Plan, shares subject to an award (other than a stock option or SAR) reduce the number of shares available under the 2004 Plan by two and seventeen hundredths (2.17) shares for each such share granted or paid; shares subject to a stock option or SAR reduce the number of shares available under the 2004 Plan by one share for each such share granted. The 2004 Plan stipulates that in no case, as a result of such share counting, may more than 8,000,000 shares of stock be issued thereunder. Accordingly, for purposes of setting forth the figures in this column, the base figure from which issuances of stock awards are deducted, is deemed to be 8,000,000 shares for the 2004 Plan.

The 2004 Director Stock Plan stipulates that no more than 100,000 shares of stock be issued thereunder. Accordingly, for purposes of setting forth the figures in this column, the base figure from which issuances of stock awards are deducted, is deemed to be 100,000 shares for the Director Stock Plan.

The 2004 Plan is also governed by certain share recapture provisions. The aggregate number of shares of stock available under the 2004 Plan for issuance is increased by the number of shares of stock granted as an award under the 2004 Plan, but forfeited or otherwise not earned.

          If approved by the shareholders, a total of 8 million shares of our Class A Common Stock will be reserved for issuance under the 2009 Plan and 100,000 shares of our Class A Common Stock will be reserved for issuance under the 2009 Director Stock Plan (as described on page 43), which represents approximately 16.6% of the Company’s outstanding shares as of June 30, 2009. As of June 30, 2009, the Company had 6,416,717 stock options outstanding, with a weighted average exercise price of $28.77 and a weighted average remaining contractual term of 6 years, and 1,000,990 shares of outstanding restricted stock.

          The 2009 Plan is annexed hereto as Exhibit A. It provides for the grant of non-qualified and incentive stock options, performance stock awards, restricted stock awards, and performance-based stock awards. Incentive stock options may only be issued to employees of the Company or its Subsidiaries.

          In restructuring the 2009 Plan, the Committee sought to provide for a variety of awards that could be administered flexibly to carry out the purposes of the 2009 Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer share incentives to attract and retain officers and key employees. The 2009 Plan grants the Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

To minimize the dilutive effect of stock awards and for other reasons, the Company will from time to time acquire shares in the open market under its repurchase program.

Purpose

          The 2009 Plan is intended to provide officers and other key employees of the Company, its Subsidiaries, Affiliates and certain Joint Venture Companies (each as defined in the Plan), upon whose judgment, initiative and efforts the Company depends for its growth and profitability of its business, with additional incentive to promote the success of the Company, and to encourage such employees to acquire or increase their equity participation in the Company.

Administration

The 2009 Plan will be administered by the Executive Compensation and Development Committee or a sub-committee thereof (the “Committee”).

Eligibility

          All officers and other key employees of the Company, its Subsidiaries, Affiliates or Joint Venture Companies, are potentially eligible to participate (approximately 600 persons). The Committee will have the authority, among other things, to select the employees of the Company who will be granted stock options, or awarded performance-based stock, performance stock, or restricted stock awards, determine the number of shares covered by each such grant or award, and interpret and implement the provisions of the Plan.

Shares of Stock

          No more than 8,000,000 shares of Class A Common Stock (“Common Stock”) shall be available for grants of options and awards over the life of the 2009 Plan. Any shares granted as options or stock appreciation rights shall be counted against this limit as one share for every one granted. Any shares granted as awards other than options or stock appreciation rights shall be counted against this limit as 1.76 shares for every one share granted. No more than 600,000 shares of Common Stock shall be available for grants of options, performance-based stock awards, restricted stock or performance awards in any one calendar year to any one individual. For purposes of determining the aggregate number of shares of Common Stock available for grants of options or awards over the life of the Plan, shares subject to unexercised portions of terminated or expired stock options granted under the 2009 Plan, shares of restricted stock which have been forfeited, or shares included in performance-based stock awards or performance awards which have been forfeited or otherwise not earned shall again be available for grant under the 2009 Plan. Shares issued pursuant to stock options, performance-based stock awards, performance awards, and restricted stock awards may be the Company’s treasury shares or authorized but unissued shares. All shares granted or awarded under the 2009 Plan, whether treasury shares or authorized but unissued shares, will be charged against the total available for grant under the 2009 Plan.

Modification and Termination of the 2009 Plan

          The Board may at any time terminate, in whole or in part, or modify the 2009 Plan. The Board may not, however, without the approval of the shareholders, increase the number of shares of stock available for grants of options or awards under the 2009 Plan, or the number of shares of stock available for grants of options or awards in any calendar year to any one individual; disqualify any incentive stock options granted under the 2009 Plan; materially increase overall the benefit accruing to participants under the 2009 Plan; disqualify any incentive stock options granted under the 2009 Plan; increase the maximum amount which can be paid to any individual under the 2009 Plan; change the types of business criteria on which performance-based stock awards are to be based; or modify the requirements as to potential eligibility for participation in the 2009 Plan.

Modification of Options and Awards

          Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

Effective and Termination Dates

          Provided that it is approved by the shareholders, the 2009 Plan shall be effective as of June 18, 2009, the date it was adopted by the Committee and ratified by the Board (the “Effective Date”). If the shareholders do not approve the 2009 Plan, the 2009 Plan shall terminate and any stock options, performance-based stock awards, performance awards or restricted stock granted under the 2009 Plan shall be forfeited. No awards shall be granted under the 2009 Plan after the Annual Meeting of Shareholders in September 2014.

Stock Options

          The option price for all stock options granted under the 2009 Plan will be determined by the Committee, and shall not be less than 100 percent of the fair market value of the Common Stock on the date of the grant.

          The 2009 Plan also provides that any non-qualified option granted under it may provide the right to exercise such option in whole or in part without any payment of the purchase price. If the option is exercised without a payment of the purchase price, the optionee shall be entitled to receive a payment equal to the excess of the fair market value on the date of exercise of the shares covered by the option over not less than 100% of the fair market value of the shares on the date of such Stock Appreciation Right.

The 2009 Plan also provides for incentive stock options, which may only be issued to employees of the Company or its Subsidiaries.

          Except in certain limited circumstances in the case of non-qualified stock options, no stock option granted under the Plan shall be exercisable either by the optionee, or in the event of the optionee’s death, by his or her estate or by any other person, after the expiration of ten years from the date of its grant.

Performance-Based Stock Awards

          Certain awards granted under the 2009 Plan may be granted in a manner such that the award is intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code (the “Code”). As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based stock awards shall be based on achievement of hurdle rates and/or growth in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. The business criteria shall be as follows, individually or in combination: (a) net income; (b) earnings per share; (c) revenue; (d) net sales growth; (e) market share; (f) operating income; (g) expenses; (h) working capital; (i) operating margin; (j) return on equity; (k) return on assets; (l) market price per share; (m) total return to stockholders; (n) cash flow; (o) free cash flow; (p) return on investment; (q) earnings before interest, taxes, depreciation and amortization; (r) earnings before interest, taxes and amortization; (s) global profit contribution; (t) economic value added; and (u) objectively quantifiable customer or constituency satisfaction. In addition, the performance targets may include comparisons to performance of other companies or indices using one or more of the foregoing business criteria. The Committee may provide in any target award that any evaluation of performance exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or methodology, or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (vi) acquisitions or divestitures; (vii) any non-required contributions to the Company’s pension plan; (viii) foreign exchange gains and losses; and (ix) cash capital expenditures for facilities acquisition or construction.

          With respect to performance-based stock awards, the Committee shall establish in writing the award period objectives applicable to any given period (two to five fiscal years). The award period objectives shall state, in terms of an objective formula or standards, the methods for computing the amount of compensation payable to the participant if such award period objectives are obtained. The Committee shall also establish, no later than 90 days after the commencement of such period, the individual employees or class of employees to which such award period objectives apply. No performance-based stock awards shall be payable to, or vest with respect to, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

          The Committee may provide that a grantee of a performance-based stock award may elect to receive cash in lieu of, and in an amount equal to, all or part of the shares of Common Stock, which would otherwise be issued to the grantee.

Restricted Stock

          The Committee shall have full discretion and authority to determine the employees to be awarded restricted stock, the number of shares of Common Stock to be issued, the time at which the awards will be granted, whether the vesting of the restricted stock will be based upon achievement of performance targets, and the period during which the shares will be subject to forfeiture in whole or in part. During the restricted period, the grantee will not be permitted to sell, transfer, pledge or assign the shares of restricted stock.

Performance Awards

          The Committee shall have full discretion and authority in determining the number, amount and timing of performance awards granted to each employee. These performance awards may be in the form of shares of Common Stock or cash, may be granted as either long-term or short-term incentives, and may be based upon, without limitation, Company-wide, business unit or individual performance.

Change of Control

There is a change of control provision in the 2009 Plan described on page 33 above.

Certain Federal Income Tax Consequences

          The statements in the following paragraphs of the principal federal income tax consequences of awards under the 2009 Plan are based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (and possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options

Incentive stock options (“ISOs”) granted under the 2009 Plan are intended to meet the definitional requirements of Section 422(b) of the Internal Revenue Code for “incentive stock options.”

          An employee who receives an ISO does not recognize any taxable income upon the grant of the ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (1) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply; and (2) the employee is employed by the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company from the date of grant of the option until three months prior to its exercise, except where the employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-Qualified Stock Options.”

          If after exercising an ISO, an employee disposes of the Common Stock acquired under the ISO more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of the ISO (the “applicable holding period”), the employee will generally recognize long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares for the applicable holding period, thereby making a “disqualifying disposition,” the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held the shares as a capital asset at the time of disposition).

          If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sale proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income there from would be limited to the gain (if any) realized on the sale.

          An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of the Common Stock if the shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the employee would not recognize gain or loss with respect to the previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that the amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options

          Non-qualified stock options (“NSOs”) granted under the 2009 Plan are options that do not qualify as ISOs. An individual who receives an NSO will not recognize any taxable income upon the grant of an NSO. However, the individual will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock (or, in the case of an NSO which permits exercise without any payment of the purchase price, the full market value of the shares of Common Stock or the amount of cash, as the case may be) at the time of exercise over the exercise price, if any.

          As a result of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred for any individual who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under “Other Awards”), recognition of income by the individual will be deferred until the expiration of the deferral period, if any.

          The ordinary income recognized with respect to the receipt of cash upon exercise of an NSO or a right will be subject to both wage withholding and other employment taxes. The holder is required to pay any withholding tax liabilities that arise upon the exercise of an NSO.

          A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or right, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Other Awards

          With respect to other awards under the 2009 Plan that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the Treasury regulations promulgated thereunder), individuals generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

          With respect to awards under the 2009 Plan that are settled in shares of Common Stock that are restricted as to transferability and subject to a substantial risk of forfeiture, absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83 (b) election”), an individual will recognize ordinary income at the earlier of the time at which (1) the shares become transferable or (2) the restrictions that impose a substantial risk of forfeiture of the shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the Plan will be subject to both wage withholding and other employment taxes.

          The Company will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends

To the extent awards of restricted stock under the 2009 Plan earn cash dividends, an individual generally will recognize ordinary income with respect to such dividends.

Change in Control

          In general, if the total amount of payments to an individual that are contingent upon a “change in control” of the Company (as defined in Section 280G of the Code), including payments under the 2009 Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation

          With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its shareholders, the Company believes that stock options, SARs and performance-based stock awards granted under the Plan should qualify for the performance-based compensation exception to Section 162(m).

Tax Treatment of Awards to Employees Outside the United States

The grant and exercise of options and awards under the 2009 Plan to employees outside the United States may be taxed on a different basis.

Unless contrary instructions are noted, the proxy will be voted in favor of the following resolution that will be submitted at the Annual Meeting:

“RESOLVED, that the 2009 Key Employee Stock Plan, as set forth in Exhibit A to the Company’s Proxy Statement dated August 7, 2009, be, and it hereby is, approved.”

The Board of Directors recommends a vote “FOR” approval of the 2009 Plan.

IX.	Proposal to Adopt the 2009 Executive Annual Incentive Plan	Background

          The Board is proposing for shareholder approval the 2009 Executive Annual Incentive Plan (the “EAIP”). If approved by the shareholders, the effective date of the EAIP will be June 18, 2009, and no cash target awards shall be granted after the Annual Shareholders Meeting in September 2014. The EAIP is annexed hereto as Exhibit B. A summary of the EAIP appears below.

          On June 18, 2009 the Company’s Executive Compensation and Development Committee (the “Committee”) adopted, and the Board ratified, subject to shareholder approval, the EAIP. The EAIP is being submitted for shareholder approval in order to come within the “performance-based compensation” exception of Section 162(m) of the Internal Revenue Code (the “Code”). Generally, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. An exception applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. If approved by the shareholders, the Company believes that awards granted under the EAIP should qualify for the performance-based compensation exception to Section 162(m) of the Code.

Purpose

          The EAIP is designed to instill and sustain a culture of excellence, to emphasize performance at the corporate and business unit levels, to reward significant contributions to the success of the Company, and to attract and retain key corporate management executives. For purposes of the EAIP, key corporate management executives shall be defined as those persons designated as designated by the Committee.

Administration

          The EAIP will be administered by the Committee or a sub-committee thereof (the“Committee”), comprised solely of no fewer than two members, all of whom shall be “qualified outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

Eligibility

          Eligibility is generally limited to the Company’s key corporate management executives. The Committee will determine which executives will be participants for a particular performance period. Approximately ten (10) persons are expected to be eligible to participate in the EAIP.

Cash Target Awards

          For each fiscal year of the Company beginning May 1, 2009, each participant will be granted a cash award no later than 90 days after the commencement of such fiscal year. The award will be paid if the performance target for the particular award is achieved. No individual participant may receive aggregate awards or a payout under the EAIP that are more than $6 million in any fiscal year.

Performance Targets

          The annual performance target for each award shall be based on achievement of hurdle rates and/or growth in one or more business criteria that apply to the individual participant, including one or more business units or the Company as a whole. The business criteria, exclusions from business criteria, administration of plan criteria, and requirements for certification of performance goals are the same as described under Performance-Based Stock Awards in the 2009 Key Employee Stock Plan, above.

Effective Date.

          Provided that it is approved by the shareholders, the EAIP shall be effective as of June 18, 2009, the date on which it was adopted by the Committee and ratified by the Board (the “Effective Date”). Any cash target awards granted under the EAIP shall be effective as of the date of the grant. No award may be paid out prior to shareholder approval, however, and if the shareholders fail to approve the EAIP, any awards granted shall be cancelled.

Withholding Taxes

The Company shall have the right to deduct from all payouts of awards any federal, state, local or foreign taxes required by law to be withheld.

Amendments to the Plan

          The EAIP is subject to amendment or termination at any time, but no such action may adversely affect any rights or obligations with respect to any awards previously made under the EAIP. No amendment of the EAIP shall be effective that would (a) increase the maximum amount which can be paid to any participant under the EAIP; (b) change the types of business criteria on which performance targets are to be based under the EAIP; or (c) modify the requirements as to eligibility for participation in the EAIP unless and until such change is approved by the shareholders of the Company.

Termination

No cash target awards shall be granted under the EAIP after the Annual Meeting of Shareholders in September 2014.

Unless contrary instructions are noted, the proxy will be voted in favor of the following resolution which shall be submitted at the Annual Meeting:

“RESOLVED, that the 2009 Executive Annual Incentive Plan of the Company, as set forth in Exhibit B to the Company’s Proxy Statement dated August 7, 2009 be, and it hereby is, authorized and approved.”

The Board of Directors recommends a vote “FOR” approval of the EAIP.

X.	Proposal to Adopt the 2009 Director Stock Plan	Background

          The Board has been using the 2004 Director Stock Plan as a means of attracting and retaining highly qualified individuals to serve as directors of the Company and to increase the Non-Employee Directors’ (as defined below) stock ownership of the Company. On June 18, 2009 The Board, subject to the approval of the shareholders, adopted the 2009 Director Stock Plan (the “2009 Plan”). As of July 22, 2009, there were fewer than 46,683 shares of Class A Common Stock (“Common Stock”) remaining for grant under the 2004 Plan. The 2009 Plan is intended to replace the 2004 Plan. If the shareholders approve the 2009 Plan, no further shares will be issued under the 2004 Plan.

The 2009 Plan is annexed hereto as Exhibit C. It provides for an annual award of shares to Non-Employee Directors equal in value to 100 percent of the total annual cash compensation.

Effective Date

Provided that it is approved by the shareholders, the Director Plan shall be effective as of September 17, 2009 (the “Effective Date”).

Administration

The Board as a whole shall administer and interpret the Director Plan in its sole discretion.

Eligibility

          Only Non-Employee Directors shall be able to participate in the Director Plan. A Non-Employee Director is a person who is serving as a director of the Company and is not an employee of the Company or any subsidiary of the Company.

Shares of Stock

          No more than 100,000 shares of Common Stock, which shall be treasury stock, shall be available under the Director Plan. All shares awarded under the Director Plan will be charged against the total available for grant.

Amendment to the Plan

The Director Plan may be amended at any time by action of the Board and approval of the shareholders, or terminated at any time by action of the Board.

Restricted Stock Grant

          Beginning with the Annual Meeting to be held in September 2009, each Non-Employee Director will receive shares of Common Stock equal in value of 100 percent of the annual cash compensation he or she has received from the Company for services as a non-employee director during the period beginning on the day of the Annual Meeting in the preceding year and ending with the date of the just concluded Annual Meeting. For purposes of this paragraph, cash compensation shall include the non-employee director’s annual retainer fee, but will exclude the additional retainer fee paid to committee chairmen and any expense reimbursements. The shares may not be sold or transferred during the time the Non-Employee Director remains a Director, but may be sold or transferred in the case of death or disability of the Non-Employee Director.

Stock in Lieu of Eligible Cash Fees

          The Director Plan also permits Non-Employee Directors to elect to receive Common Stock in lieu of cash compensation, and the Company wishes to encourage such participation. For purposes of this paragraph, cash compensation shall mean the annual retainer fee and the additional retainer fee received by committee chairmen. The election must be in writing, signed by the Non-Employee Director, and filed with the Corporate Secretary. Common Stock to be issued pursuant to this election will be distributed as soon as practicable following the quarterly meetings of the Board.

Unless contrary instructions are noted, the proxy will be voted in favor of the following resolution, which shall be submitted at the meeting:

“RESOLVED, that the 2009 Director Stock Plan of the Company, as set forth in Exhibit C to the Company’s Proxy Statement dated August 7, 2009 be, and it hereby is, authorized and approved.”

The Board of Directors recommends that you vote “FOR” the adoption of the Director Plan.

XI.	Manner and Expenses of Solicitation

          Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

          Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

          If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.

          If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.

          If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person, his or her shares will not be voted. Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of

Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

          The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

XII.	Electronic Delivery of Materials

          The 2009 Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at https://materials.proxyvote.com/968223. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, shareholders can elect to receive an e-mail that will provide electronic links to them. Selecting this option will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. Shareholders of record and beneficial owners may enroll in the electronic proxy delivery service at any time in the future by going to our enrollment site at http://enroll.icsdelivery.com/jwa and following the enrollment instructions.

XIII.	Deadline for Submission of Shareholders Proposals

          If a shareholder intends to present a proposal for action at the 2010 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by April 12, 2010. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

          If a shareholder submits a proposal outside of Rule 14a-8 for the 2010 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company’s Board to vote on the proposal.

          Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than May 20, 2010, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company’s presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

XIV.	Other Matters

          The Company has not received notice from any shareholder of its intention to bring a matter before the 2009 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

          The Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2009, including the financial statements and the schedules thereto. All such requests should be directed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

          It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

BY ORDER OF THE BOARD OF DIRECTORS
MICHAEL L. PRESTON
Corporate Secretary

Hoboken, New Jersey
August 7, 2009

EXHIBIT A

JOHN WILEY & SONS, INC.
2009 KEY EMPLOYEE STOCK PLAN

1.

NAME/ PURPOSE AND OVERVIEW. This Plan shall be known as the 2009 Key Employee Stock Plan (the “Plan”). The Plan is intended to provide the officers and other key employees of John Wiley & Sons, Inc. (the “Company”) and of its Subsidiaries, Affiliates and certain Joint Venture Companies, upon whose judgment, initiative and efforts the Company depends for its growth and for the profitable conduct of its business, with additional incentive to promote the success of the Company, and to that end to encourage such employees to acquire or increase their proprietary interest in the Company. The Plan provides for the grant of Stock Options to purchase shares of the Company’s stock or Stock Appreciation Rights. The Plan also provides for the grant of Performance-Based Stock Awards and Performance Awards, which are contingent rights to receive shares of the Company’s stock, and for the grant of shares of the Company’s stock, (“Restricted Stock”). Performance-Based Stock Awards and Performance Awards shall be subject to forfeiture, in whole or in part, if the objectives established in the award are not met, or if employment is terminated during the “Plan Cycle.” Restricted Stock shall be subject to forfeiture, in whole or in part, if employment is terminated during the “Restricted Period” and may also be made subject to forfeiture in whole or in part if objectives established in the award are not met.

2.

SHARES OF STOCK. Subject to adjustment as provided in Paragraph 12, the aggregate number of shares of Common Stock which may be made subject to awards granted under this Plan shall not exceed 8,000,000. Any shares granted as options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share granted. Any shares granted as awards other than options or stock appreciation rights shall be counted against this limit as one and seventy-six hundredths (1.76) shares for every one (1) share granted. No more than 600,000 shares of Common Stock shall be cumulatively available for grants of options, performance-based stock awards, restricted stock or performance awards in any one calendar year to any one individual. Shares subject to unexercised portions of terminated or expired stock options granted under the Plan, shares of Restricted Stock which have been forfeited, or shares included in Performance-Based Stock Awards or Performance Awards which have been forfeited or otherwise not earned shall again be available for grant under the Plan. Shares subject to unexercised portions of terminated or expired stock options and Stock Appreciation Rights granted under the Plan shall be credited back to the 8,000,000 limit as one (1) share for every one (1) share granted. Shares of Restricted Stock which have been forfeited, and shares included in Performance-Based Stock Awards or Performance Awards which have been forfeited or otherwise not earned shall be credited back to the limit as one and seventy-six hundredths (1.76) shares for every one (1) share granted. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock available for grants of options or awards over the life of the Plan but shall not apply for purposes of determining the maximum number of shares of Common Stock available for grants of options or awards in any one calendar year to any one individual. Shares issued pursuant to the exercise of options, Restricted Stock pursuant to Performance-Based Stock Awards, or Performance Stock may be treasury shares or authorized but unissued shares. All shares granted or awarded under the Plan, whether treasury shares or authorized but unissued shares, will be charged against the total available for grant under the Plan. The holder of an option or the recipient of a Performance-Based Stock Award or Performance Award shall not have any of the rights of a shareholder with respect to the shares covered by his or her option or award until a certificate for such shares shall be issued upon the due exercise of the option or pursuant to the terms of the Performance-Based Stock Award, as the case may be.

3.	COMMON STOCK. The term “Common Stock” as used in this Plan shall refer solely to the Class A Common Stock (par value of $1 per share) and not the Class B Common Stock.

4.

ELIGIBILITY. All officers and other key employees of the Company, its Subsidiaries, Affiliates or Joint Venture Companies, are eligible to receive stock options (except that only employees of the Company and its Subsidiaries are eligible to receive incentive stock options), Performance-Based Stock Awards, Performance Awards, or Restricted Stock. The term “Subsidiary(ies)” as used in this Plan means a company in which the Company and/or its Subsidiaries hold 50% or more of the total combined voting power; the term “Affiliate(s)” means any company in which the Company and/or its Subsidiaries hold 20% or more (but less than 50%) of the total combined voting power; and the term “Joint Venture Company(ies)” means any partnership, limited liability company, or joint venture in which the Company has a 20% or more interest.

5.

ADMINISTRATION OF THE PLAN. The Executive Compensation and Development Committee, or such other sub-committee of not less than two “qualified outside directors” as the Executive Compensation and Development Committee may appoint (the “Committee”), shall administer and interpret the Plan. With respect to the administration of the Plan, in addition to the authority specifically granted to the Committee herein, and subject to the rules provided in the By-Laws and such rules as the Committee may prescribe, the Committee shall have authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and to construe and interpret the Plan, the rules and regulations which it may promulgate and the instruments evidencing options and awards granted under the Plan, and to make all other determinations deemed necessary or advisable in the administration of the Plan. The Committee’s interpretation of the Plan and of any options issued or awards granted under it shall be final and binding upon all persons.

6.	STOCK OPTIONS

a.

Grant of Options. Subject to the provisions of the Plan, including but not limited to the provisions of Subparagraphs (b) and (c) of this Paragraph 6, the Committee shall have full and final authority in its discretion (i) to determine the employees to be granted options; (ii) to determine the number of shares of Common Stock subject to each option; (iii) to determine the time or times at which options will be granted; (iv) to determine the purchase price of the shares subject to each option (but not less than fair market value on the date of grant as stated in 6.b.i); (v) to determine the time or times when or any conditions upon which each option becomes exercisable and the duration of the exercise period; (vi) to determine whether the option shall be an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986 (the “Code”) or an option not intended to qualify as an incentive stock option (a “non-qualified stock option”); and (vii) to prescribe the form or forms of the instruments evidencing any options granted under the Plan (which forms shall be consistent with this Plan but need not be identical), except that each option shall be clearly identified as an incentive stock option or a non-qualified stock option. The date of an option shall be the date of the authorization of such grant by the Committee or such later date as may be fixed for that purpose by the Committee at the time of the authorization of such grant. An individual may hold more than one option.

	b.	Terms of all Options. All options granted under the Plan (including non-qualified options) shall be subject to the following provisions:

		i.	Purchase Price. The purchase price of shares under each such option shall be fixed by the Committee at not less than 100% of the fair market value of the shares on the date of grant of such option.

ii.

Payment. Shares shall be paid in full at the time the option is exercised and no shares shall be issued until such payment has been received. The Committee may, from time to time, restrict or impose limits and conditions on the use of the Company’s Common Stock for payment.

		iii.	Stock Appreciation Rights. Notwithstanding the foregoing Subparagraph (ii), any non-qualified option granted under the Plan may provide the right to exercise such option in whole or in part without any payment of the purchase price. If an option is exercised without a payment of the purchase price, the optionee shall be entitled to receive a payment equal to the excess of the fair market value, on the date of exercise, of the shares covered by the option over not less than 100% of the fair market value of the shares on the date of grant of such Stock Appreciation Right. Such payment shall be in whole shares of Common Stock, in cash, or partly in such shares and partly in cash as determined by the Committee. The number of shares with respect to which any option is exercised under this Subparagraph (iii) shall reduce the number of shares thereafter available for exercise under the option and such shares may not again be optioned under the Plan.

iv.

Ten Year Maximum Term. Notwithstanding any other provision in this Paragraph 6, no option or Stock Appreciation Right granted under the Plan shall be exercisable either by the optionee, or in the event of the optionee’s death, by his or her estate or by any other person, after the expiration of ten years from the date of its grant, except as provided in Subparagraphs (b) (vi) or (vii).

v.

Termination of Employment Other Than by Death or Retirement, as the latter is defined in paragraph 6.b.vi below. Except as otherwise expressly provided in the Plan, each option may be exercised only while the optionee is regularly employed by the Company, a Subsidiary, an Affiliate, or a Joint Venture Company, as the case may be, or within three months after the optionee’s employment has been terminated (but no later than the expiration date of the option), whether such termination was by the Company (unless such termination was for cause) or by the optionee for any reason. If the optionee’s employment is terminated for cause (as determined by the Committee), the option may not be exercised after the optionee’s employment has been terminated. An optionee’s employment shall not be deemed to have terminated for purposes of this Subparagraph as long as the optionee is employed by the Company, or any Subsidiary, Affiliate or Joint Venture Company. For purposes of non-qualified options, employment shall mean continuous employment (either full or part time), except that leaves of absence for such periods and purposes as may be approved by the Company or the Subsidiary, Affiliate, or Joint Venture Company shall not be deemed to terminate employment. If a non-qualified optionee is permanently disabled (as described in Section 22(e)(3) of the Code) as of the date of termination of employment, the option may be exercised within three years after such date. The Committee may require evidence of permanent disability, including medical examinations by physicians selected by it. Notwithstanding the foregoing, the Committee, in its discretion, may permit the exercise of the non-qualified option for such period after such termination of employment as the Committee may specify and may also increase the number of shares subject to exercise up to the full number of shares covered by the non-qualified option. In no event (except as hereinafter provided in the case of the death of an optionee) may an option be exercised after the expiration date of the option.

vi.

Retirement. If a non-qualified optionee shall retire after attaining 55 years of age and elects to receive a benefit under any of the Company’s qualified or non-qualified retirement plans, the option shall terminate three years after the date of the optionee’s retirement (but no later than the expiration date of the option). If the non-qualified optionee shall die within such three year (or shorter) period, the optionee’s estate or any person who acquires the right to exercise such option by bequest, inheritance or by reason of the death of the optionee shall have the right to exercise the option during such period, or during the period ending one year after the optionee’s death, if longer, to the same extent as the optionee would have had if he or she had survived.

vii.	Termination of Employment by Death. If a non-qualified optionee shall die while in the employ of the Company or a Subsidiary, Affiliate or Joint Venture

Company the optionee’s estate or any person who acquires the right to exercise such option by bequest, inheritance or by reason of the death of the optionee shall have the right to exercise the option within three years from the date of the optionee’s death (but not later than the expiration date of the option or one year after the optionee’s death, whichever is later), without regard to whether the right to exercise such option shall have otherwise accrued.

viii.

Non-Transferability. No stock option shall be transferable other than by last will and testament, or by the laws of descent and distribution. During the optionee’s lifetime, the option shall be exercisable only by the optionee.

c.

Incentive Stock Options. An option which is designated as an “incentive stock option” is intended to qualify as an incentive stock option as defined in subsection (b) of Section 422 of the Code, and the provisions of this Plan and the terms of any such option shall be interpreted accordingly. An incentive stock option may only be issued to employees of the Company or its Subsidiaries, may only be exercised until the date which is three months after the optionee’s employment by the Company or its Subsidiaries has been terminated (except where such termination is by reason of disability (as described above), where the three month period is extended to one year, or death, where this requirement does not apply), and for purposes of incentive stock options, employment shall mean continuous employment (either full or part time) within the meaning of Treasury Regulation Section 1.4217(h)(2). Incentive stock options shall expire in all events after the expiration of ten years from the date of its grant.

7.	PERFORMANCE-BASED STOCK AWARDS

a.

Grants. Subject to the provisions of the Plan, including but not limited to the provisions of Subparagraphs (b), (c) and (d) of this Paragraph 7 of the Plan, the Committee shall have full and final authority in its discretion (a) to determine the employees to be awarded Performance-Based Stock Awards; (b) to determine the number of shares of Common Stock which may be issued pursuant to each Performance-Based Stock Award; (c) to determine the time or times at which the Performance-Based Stock Awards will be granted; (d) to determine the Plan Cycle and Award Period Objectives, as such terms are hereinafter defined, with respect to each Performance-Based Stock Award; and (e) to prescribe the form or forms of the instruments evidencing the awards under the Plan (which forms shall be consistent with the Plan but need not be identical).

	b.	Term of Performance-Based Stock Awards. All Performance-Based Stock Awards granted under the Plan shall be subject to the following provisions:

i.

General. The Committee may award Performance-Based Stock Awards which will entitle the employee to whom the award is made to be issued shares of Common Stock upon the expiration of the Plan Cycle if the Award Period Objectives with respect to such Performance-Based Stock Awards specified in the award are attained. It is intended that any Performance-Based Stock Awards under the Plan satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, where applicable.

		ii.	Award Period Objectives. Each fiscal year that awards are made under the Plan, the Committee shall establish a schedule of Award Period Objectives applicable to Awards granted in that year.

A.

A separate schedule of Award Period Objectives may be established for Awards to (I) a defined group of employees, such as the employees of a Subsidiary, Affiliate, Joint Venture Company or business group within the Company, or (II) an individual employee.

B.

As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Stock Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. The business criteria shall be as follows, individually or in combination: (I) net income; (II) earnings per share; (III) revenue; (IV) net sales growth; (V) market share; (VI) operating income; (VII) expenses; (VIII) working capital; (IX) operating margin; (X) return on equity; (XI) return on assets; (XII) market price per share; (XIII) total return to stockholders; (XIV) cash flow; (XV) free cash flow; (XVI) return on investment; (XVII) earnings before interest, taxes, depreciation and amortization; (XVIII) earnings before interest, taxes and amortization; (XIX) global profit contribution; (XX) economic value added; and (XXI) objectively quantifiable customer or constituency satisfaction. In addition, the performance targets may include comparisons to performance of other companies or indices using one or more of the foregoing business criteria. The Committee may provide in any target award that any evaluation of performance exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or methodology, or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any non-required contributions to the Company pension plan; (h)foreign exchange gains and losses; and (i) cash capital expenditures for facilities acquisition or construction.

C.

The Committee will establish in writing the Award Period Objectives applicable to a given period. Such Award Period Objectives will state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such Award Period Objectives are obtained. The Committee will also establish in writing the individual employees or class of employees to which such Award Period Objectives apply. The Committee will establish such Award Period Objectives and the employees to which such Award Period Objectives apply no later than 90 days after the commencement of the relevant period.

D.

No Performance-Based Stock Award will be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the Award Period Objectives (and any other material terms) applicable to such period have been satisfied.

E.

After establishment of an Award Period Objective, the Committee shall not revise such Award Period Objective in a manner that would increase the amount of compensation otherwise payable in respect of the award, or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such Award Period Objective. Nothwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such Award Period Objective.

F.

Award Period Objectives may be stated in terms of results at the end of the Plan Cycle, of cumulative results during the entire Plan Cycle, in terms of results during each fiscal year within the Plan Cycle, or any combination of the above.

G.

The attainment of any Award Period Objectives established by the Committee shall be determined by the Committee and its determination shall be conclusive and binding on the employee, any beneficiary of the employee, and the Company. In making such determination, the Committee may refer to and rely upon the certified financial statements contained in the Company’s annual report filed with the Securities and Exchange Commission, other financial statements of the Company, relevant economic or financial indices, reports prepared by the Company’s independent public accountants or, with respect to business objectives not stated in financial terms, upon reports or statements of officers of the Company.

iii.

Termination of Employment. If the employment of any employee to whom a Performance-Based Stock Award is made (the “grantee”) shall be terminated by the Company, Subsidiary, an Affiliate, or a Joint Venture Company, as the case may be, with or without cause, or by the grantee for any reason during the performance period, or as result of death, the Performance-Based Stock Award and the right to receive shares of Common Stock which may have been earned under the Award shall be forfeited. Notwithstanding the foregoing, the Committee, in its discretion exercised in an award agreement or other written agreement, may waive such forfeiture, or may determine that only a portion of the Performance-Based Stock Award shall be forfeited pursuant to the foregoing provisions of this Subparagraph.

iv.

Plan Cycle. All Performance-Based Stock Awards under the Plan shall have a Plan Cycle of not less than two fiscal years nor more than five fiscal years. The first fiscal year of the Plan shall be the year in which the award is made or the year following, as designated.

c.

Rights under Performance-Based Stock Awards. Until shares of Common Stock are issued pursuant to a Performance-Based Stock Award, the grantee shall have no right to receive dividends or other distributions with respect to such shares or to vote such shares. The grantee’s rights with respect to a Performance-Based Stock Award shall not be transferable other than by last will and testament, or by the laws of descent and distribution. In the event of the death of the grantee, his or her estate or any person who acquires his or her interest in the Performance-Based Stock Award by bequest or inheritance or by reason of the death of the grantee, shall only have such rights, if any, with respect to the decedent’s Performance-Based Stock Award as the Committee, pursuant to Subparagraph 7(b)(iii) may determine.

d.

Alternative Cash Awards. The Committee may provide in the terms of the Performance-Based Stock Award that a grantee of Performance-Based Stock Awards may elect, at such time as the Committee may specify, and in accordance with the rules and regulations under Code Section 409A, to receive cash in lieu of, and in an amount equal in value to, all or part of the shares of Common Stock which would otherwise be issued to the grantee.

8.	RESTRICTED STOCK

a.

Awards. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to determine the employees to be awarded shares of Common Stock as Restricted Stock (shares subject to forfeiture); (ii) to determine the number of shares of Common Stock which shall be issued pursuant to each award; (iii) to determine the time or times at which the awards will be granted; (iv) to determine whether the vesting of the Restricted Stock will be based upon, in any manner, achievement of performance targets; (v) to determine the period (the “Restricted Period”) during which the shares of Restricted Stock shall be subject to forfeiture in whole or part; (vi) to provide or not to provide for forfeiture of Restricted Stock in whole or in part (in addition to forfeiture on account of termination of employment as provided in Subparagraph 8(d)) if specified Award Period Objectives (of the kind described in Paragraph 7(b)(ii)) are not met during the Restricted Period;

and (vii) to prescribe the form or forms of the instruments evidencing the awards of Restricted Stock under the Plan (which forms shall be consistent with the Plan but need not be identical).

b.

Restricted Period. Time-based Restricted Stock will have a vesting schedule of no less than three years. During the Restricted Period the grantee shall not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock, except that such shares may be used, if the award permits, to pay the option price of any option granted under the Plan (or any prior stock option plan of the Company), provided an equal number of shares delivered to the optionee shall carry the same restrictions and be subject to the same provisions regarding forfeiture as the shares so used.

c.

Other Vesting Provisions. Up to an aggregate of 10% of the maximum number of shares that may be issued under the Plan subject to paragraphs 7, 8 and 9 may be made without the minimum vesting requirements contained in paragraphs 7, 8 and 9, notwithstanding any Full-Value Awards that are accelerated in the event of a Change in Control or a grantee’s disability, retirement or death,

d.

Death or Permanent Disability. Shares of Restricted Stock shall not be forfeited as a result of the grantee’s death or his or her termination of employment by reason of permanent disability, as determined by the Committee. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Such shares shall remain subject to forfeiture if the Award Period Objectives, if any, specified in the award are not met.

e.

Termination of Employment. Shares of Restricted Stock shall be forfeited and revert to the Company upon the grantee’s termination of employment during the Restricted Period for any reason other than death or permanent disability, except to the extent the Committee, in its discretion, determines that a lesser number of shares of Restricted Stock or no shares of Restricted Stock shall be forfeited pursuant to the foregoing provisions of this subparagraph (e).

f.

Stock Certificates. Stock certificates for Restricted Stock shall be registered in the name of the grantee but shall be appropriately legended and returned to the Company by the grantee, together with a stock power, endorsed in blank by the grantee. The grantee shall be entitled to vote shares of Restricted Stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property (other than cash) shall also be subject to the same restrictions.

g.

Lapse of Restrictions. Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restricted Period and the Company shall deliver new certificates with the restrictive legend deleted evidencing such stock.

9.	PERFORMANCE AWARDS

a.

Performance Awards may be granted at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of such Performance Awards granted to each employee. Such performance awards may be in the form of shares of Common Stock or cash. Performance Awards may be granted as either long-term or short-term incentives. Performance targets may be based upon, without limitation, Company-wide, business unit and/or individual performance.

b.

Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. All Performance Awards will have a vesting schedule of no less than one year.

10.	CHANGE OF CONTROL

	a.	Definitions:

		i.	“Change of Control” shall mean an event which shall occur if there is: (i) a change in the ownership of the Corporation; (ii) a change in the effective control of the Corporation; or (iii) a change in the ownership of a substantial portion of the assets of the Corporation.

ii.

For purposes of this Section, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation.

iii.

A change in the effective control occurs on the date on which either (i) a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Corporation, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

iv.

A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Corporation, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

		v.	The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

b.

Effect on Stock Options. Notwithstanding any other provision to the contrary, upon a Change of Control (as hereinabove defined), all options granted under the Plan shall become immediately exercisable up to the full number of shares covered by the option. In addition, following a Change of Control, the optionee may elect to surrender such option (in whole or in part) and to receive in exchange for the option (or the part thereof) surrendered within five days after such surrender, an amount in cash equal to the number of shares covered by the option (or the part thereof) surrendered multiplied by the excess of (a) the higher of (x) the closing price for the shares covered by the option (or the part thereof) surrendered as reported by the New York Stock Exchange (or any exchange on which the shares may be listed) on the date of such surrender or, if no shares were traded on that date, on the next preceding date on which the shares were traded, or (y) the highest per share price for shares of the same class actually paid in connection with any such Change of Control, over (b) the exercise price of the shares covered by the option (or the part thereof) surrendered. The optionee must exercise the election granted herein within 60 days after such Change of Control.

c.

Effect on Performance-Based Stock Awards and Performance Awards. The Committee shall specify in the award whether, and to what extent, in the event of a Change of Control, an employee shall be issued shares of Common Stock or cash with regard to Performance-Based Stock Awards and Performance Awards held by such employee.

d.

Effect on Restricted Stock. Following a Change of Control, all shares of Restricted Stock which would otherwise remain subject to the restrictions provided for in the Award shall be free of such restrictions.

11.

LEGAL REQUIREMENTS. The exercise of an option, payment by delivery of the Company’s Common Stock or Class B Common Stock, the issuance of shares pursuant to such exercise or pursuant to a Performance-Based Stock Award or Performance Award, and

the subsequent transfer of shares of Restricted Stock shall be conditioned upon compliance with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed, the requirements of the Securities Act of 1933, as amended, and the Exchange Act, and the requirements of applicable state laws relating to authorization, issuance or sale of securities, and the Committee may take such measures as it deems desirable to secure compliance with the foregoing.

12.

CHANGE IN CAPITAL STOCK. The total number of shares for which options may be granted under the Plan, the number of shares of Common Stock which may be awarded under the Plan generally or to any individual (directly or pursuant to Performance-Based Stock Award or Performance Award), the number of shares covered and the purchase price of any option granted under the Plan, the number of shares covered by a Performance-Based Stock Award or a Performance Award, or the number of shares of Restricted Stock which are subject to forfeiture, and the Award Period Objectives or performance targets shall be appropriately or equitably adjusted for any change in the outstanding shares of Common Stock of the Company through recapitalization, stock split, stock dividend or other change in the corporate structure, or through merger or consolidation in which the Company is the surviving corporation; provided, however, that any such arithmetic adjustment to a Performance-Based Stock Award or Award Period Objective shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award or objective. Such adjustments and the manner of application thereof shall be determined by the Committee in its discretion. Any such adjustment may provide for the elimination of any fractional share, which might otherwise become subject to an option or to be issued pursuant to a Performance-Based Stock Award, Performance Award, or Restricted Stock.

13.

DISSOLUTION, LIQUIDATION OR MERGER. In the event of dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, or in the event of a sale of all or substantially all of the assets of the Company, any outstanding options hereunder shall terminate, provided that each optionee shall, in such event, have the right upon the adoption by the Board of Directors or shareholders of the Company of a plan or resolutions approving or authorizing such dissolutions, liquidation, or merger, consolidation in which the Company is not the surviving corporation, or such sale of assets, to exercise his or her option in whole or in part, without regard to whether the right to exercise such option shall have otherwise accrued. The Committee may specify in each Performance Award, or may thereafter determine whether, and to what extent, the employee shall be issued shares of Common Stock with respect to such award in the event such plan or resolutions are adopted. In the event such plan or resolutions are adopted, all shares of Restricted Stock shall fully vest and no longer be subject to forfeiture.

14.

RIGHT TO TERMINATE EMPLOYMENT; BENEFITS UNDER OTHER PLANS. The right of the Company or any of its Subsidiaries, Affiliates or Joint Venture Companies, to terminate or change the employment of any employee at any time with or without cause shall not be restricted by this Plan or the grant of an option or the grant of Performance-Based Stock Awards or Performance Awards or Restricted Stock hereunder. No employee shall be deemed to receive compensation or realize earnings for purposes of determining benefits under any pension, profit sharing, life insurance, salary continuation or other employee benefit plan as a result of receiving or exercising an option pursuant to the Plan or as a result of receiving or retaining a Performance-Based Stock Award, Restricted Stock or cash in lieu thereof.

15.	COMPETITION WITH THE COMPANY.

a.

The Committee, in its discretion, may include as a term of any employee’s option agreement a provision that, if the employee voluntarily terminates his or her employment with the Company or its Subsidiaries, Affiliates, or Joint Venture Companies, or is terminated for cause (as determined by the Committee), and within a period of six months after such termination, shall directly or indirectly, engage in a competing activity (as defined hereinafter), the employee shall be required to remit to the Company, with respect to the exercise of any option by the employee on or after the date six months prior to such termination an amount equal to the excess of:

		i.	the fair market value per shares of the Company’s Common Stock on the date of exercise of such option multiplied by the number of shares with respect to which the option is exercised, over

		ii.	the aggregate purchase price of such number of shares.

b.

The Committee may, at its discretion, as a condition of any award to an employee of a Performance-Based Stock Award, Performance Award or Restricted Stock, provide that, if the employee voluntarily terminates his or her employment with the Company or is terminated for cause (as determined by the Committee) and within a period of six months after such termination shall, directly or indirectly, engage in a competing activity (as hereinafter defined), the employee shall be required to remit to the company, with respect to any shares of Common Stock issued or if issued subject to any conditions, with respect to any shares which became fully vested on or after the date six months prior to such termination, the fair market value of such shares on the date of issuance or vesting, applicable.

c.

Any remittance to the Company required by Subparagraphs (b) or (c) shall be payable in cash or by delivery of shares of Common Stock of the Company duly assigned to the Company or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date of issuance or vesting.

d.

Neither of the foregoing provisions of this Paragraph 15 shall apply in the event of a Change of Control as defined in Subparagraph 10(a) or in the event of a dissolution, liquidation, merger or consolidation referred to in Paragraph 13.

e.

For purposes of this Paragraph 15 (except as otherwise defined in the option agreement) an employee is deemed to be “engaged in a competing activity” if he or she owns, manages, controls, is employed by, or otherwise engages in or assists another to engage in any activity or which competes with any business or activity of the Company in which the employee was engaged or involved, at the time of the employee’s termination.

16.

WITHHOLDING TAX. The Committee may adopt and apply rules that will ensure that it will be able to comply with applicable provisions of any federal, state or local law relating withholding of tax on amounts includible in the employee’s income, including but not limited-to the amount, if any, includible in income on the exercise of an option or the expiration of the Plan Cycle or the Restricted Period. A grantee of a Performance-Based Stock Award, Performance Award or Restricted Stock shall be required to pay withholding taxes to the Company; in the case of Restricted Stock upon the expiration of the Restricted Period or such earlier date as may be required by an election pursuant to Section 83 of the Code, and in the case of a Performance-Based Stock Award or performance Award upon issuance of the Common Stock or cash. The grantee of a non-qualified option shall be required to pay withholding taxes to the Company upon the exercise of the option. The Company shall have the right in its discretion, with the consent of the grantee, and subject to compliance with any applicable rules and regulations of the Securities and Exchange Commission, to satisfy the withholding tax liability arising from the exercise of a non-qualified option, the issuance of stock arising from a Performance- Based Stock Award, or a Performance Award, or the release of Restricted Stock, by retaining shares of Common Stock or cash otherwise deliverable to the grantee pursuant to procedures approved by the Committee.

17.

MODIFICATION AND TERMINATION OF PLAN. The Board of Directors may at any time terminate, in whole or in part, or from time to time modify the Plan. Notwithstanding the foregoing, the Board of Directors shall not, without the approval of the shareholders, increase the number of shares of stock available for grants of options or grants of awards under the Plan or the number of shares available for grants of options or awards in any one calendar year to any one individual under the Plan; materially increase overall the benefits accruing to participants under the Plan; disqualify any incentive stock options granted under the Plan; increase the maximum amount which can be paid to an individual under the Plan; change the types of business criteria on which Performance-Based Stock Awards are to be based under the Plan; or modify the requirements as to eligibility for participation in the Plan.

Notwithstanding any such modification of the Plan, any option or award theretofore granted to an employee under the Plan shall not be affected except pursuant to Paragraph 18, below.

18.

MODIFICATION OF OPTIONS AND AWARDS. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

19.

EFFECTIVE AND TERMINATION DATES. The Plan shall be effective as of June 18, 2009, the date it was adopted by the Committee and ratified by the Board of Directors, but shall be subject to the approval of the shareholders of the Company. The Plan shall be submitted for approval of the shareholders at the first annual meeting of shareholders held subsequent to the adoption of the Plan. If at said meeting or adjournment thereof the shareholders do not approve the Plan, the Plan shall terminate and any Stock Options, Performance-Based Stock Awards, Performance Awards or Restricted Stock granted under this Plan shall be forfeited. No awards shall be granted under the Plan after the Annual Meeting of Shareholders in September 2014.

EXHIBIT B

John Wiley & Sons, Inc. 2009 Executive Annual Incentive Plan

1.

PURPOSE. The principal purposes of the John Wiley & Sons, Inc. 2009 Executive Annual Incentive Plan (the “Plan”) are to enable John Wiley & Sons, Inc. (the “Company”) to reinforce and sustain a culture devoted to excellent performance, reward significant contributions to the success of the Company, and attract and retain highly qualified executives.

2.

ADMINISTRATION OF THE PLAN. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members (which may be the Executive Compensation and Development Committee or a subcommittee thereof) and shall be comprised solely of no fewer than two members, all of whom shall be “qualified outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee shall have all the powers vested in it by the terms of this Plan, including the authority (within the limitations described herein) to select participants in the Plan, to determine the time when cash target awards will be granted, to determine whether objectives and conditions for achieving cash target awards have been met, to determine whether awards will be paid out at the time set forth in Section 4(c) below or deferred, and to determine whether a cash target award or payout of an award should be reduced or eliminated. It is intended that any cash target awards under the Plan satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, where applicable.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person granted a cash target award under the Plan.

The Committee may delegate all or a portion of its administrative duties under the Plan to such officers or other employees of the Company as it shall determine; provided, however, that no delegation shall be made regarding the selection of participants in the Plan, the amount and timing of cash target awards or payouts of awards, or the objectives and conditions pertaining to cash target awards or payouts of awards.

3.

ELIGIBILITY. The Committee, in its discretion, may grant cash target awards to key corporate management executives for each fiscal year of the Company as it shall determine. For purposes of the Plan, key corporate management executives shall be defined as those persons designated as such from time to time by the Committee. Key corporate management executives granted cash target awards for a fiscal year of the Company are referred to as “participants” for such fiscal year.

4.	AWARDS.

a.

Granting of Cash Target Awards. For each fiscal year of the Company commencing with the fiscal year beginning May 1, 2009, each participant shall be granted a cash target award under the Plan as soon as practicable and no later than 90 days after the commencement of such fiscal years, provided, however, that if an individual becomes eligible to participate, that individual may be granted a cash target award after no more than 25% of the period of service to which the cash target award relates has elapsed.

b.	Performance Targets.

i.

For each fiscal year of the Company commencing with the fiscal year beginning May 1, 2009, the annual performance targets for each cash target award shall be determined by the Committee in writing, by resolution of the Committee or other appropriate action, not later than 90 days after the commencement of such fiscal year. The performance targets shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the applicable participant if such performance targets are attained. If an individual becomes eligible to participate, that individual’s performance targets may be determined by the Committee in writing, by resolution of the Committee or other appropriate action, after no more than 25% of the period of service to which the performance targets relate has elapsed.

ii.

The annual performance targets for each cash target award shall be based on achievement of hurdle rates and/or growth in one or more business criteria that apply to the individual participant, including one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (A) net income; (B) earnings per share; (C) revenue; (D) net sales growth; (E) market share; (F) operating income; (G) expenses; (H) working capital; (I) operating margin; (J) return on equity; (K) return on assets; (L) market price per share; (M) total return to stockholders; (N) cash flow; (0) free cash flow; (P) return on investment; (Q) earnings before interest, taxes, depreciation and amortization; (R) earnings before interest, taxes and amortization; (S) global profit contribution; (T) global cash flow; (U) economic value added; and (V) objectively quantifiable customer or constituency satisfaction. In addition, the performance targets may include comparisons to performance of other companies or indices, using one or more of the foregoing business criteria. The Committee may provide in any cash target award that any evaluation of performance exclude any of the following events that occurs during a performance period: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax law, accounting principles or methodology, or other laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; (5) any non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any non-required contributions to the Company pension plan; and (8) foreign exchange gains and losses; and (9) cash capital expenditures for facilities acquisition or construction.

c.

Payout of Awards. As a condition to the right of a participant to receive cash payout of an award granted under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, that achievement of the award has been determined in accordance with the provisions of this Plan. Awards for a fiscal year shall be payable following the certification thereof by the Committee for such fiscal year, and by not later than the 15th day of the third month following the later of (i) the end of such fiscal year or (ii) the end of the participant’s taxable year in which occurs the end of the fiscal year.

d.

Discretion. After a cash target award has been granted, the Committee shall not increase such cash target award, and after a performance target has been determined, the Committee shall not revise such performance target in a manner that would increase the amount of compensation otherwise payable in respect of the award. Notwithstanding the attainment by the Company and a participant of the applicable targets, the Committee has the discretion, by participant, to reduce, prior to the confirmation of the award, some or all of an award that otherwise would be paid.

e.

Deferral. The Committee may authorize participants to defer the payout of an award or a portion of an award, in such manner as is consistent with the intent to comply with the rules under Code Section 409A., The Committee may determine the periods of such deferrals and any interest, not to exceed a reasonable rate, to be paid in respect of deferred payments. The Committee may also define such other conditions of payouts of awards as it may deem desirable in carrying out the purposes of the Plan, in such manner as is consistent with the intent to comply with the rules under Code Section 409A.

f.

Maximum Payout per Fiscal Year. No individual participant may receive a cash target award or a payout of an award under the Plan which is more than $6 million in any fiscal year, excluding deferred amounts from prior years.

5.	MISCELLANEOUS PROVISIONS.

a.

Withholding Taxes. The Company (or the relevant subsidiary or affiliate) shall have the right to deduct from all payouts of awards hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payouts.

b.

No Rights to Cash Target Awards. Except as set forth herein, no person shall have any claim or right to be granted a cash target award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Company or any of its subsidiaries, divisions or affiliates.

c.

Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payout of any award under the Plan.

6.	EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

a.

Effective Date. The Plan shall be effective as of June 18, 2009, the date on which it was adopted by the Committee and ratified by the Board (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any cash target awards or payouts hereunder. Any cash target awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any cash target award, the Committee specifies otherwise at the time of grant), but no such award may be paid out prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such award shall be cancelled.

b.

Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any cash target awards theretofore granted under the Plan.

Unless the stockholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective which would: (i) increase the maximum amount which can be paid to any participant under the Plan; (ii) change the types of business criteria on which performance targets are to be based under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

	c.	Termination. No cash target awards shall be granted under the Plan after the Annual Meeting of Shareholders in September 2014.

EXHIBIT C

2009 DIRECTOR STOCK PLAN

1. Purposes

          The purposes of the 2009 Director Stock Plan (the “Director Plan”) are to (a) attract and retain highly qualified individuals to serve as directors of John Wiley & Sons, Inc. (the “Company”) and (b) to increase the Non-Employee Directors’ (as defined below) stock ownership in the Company.

2. Effective Date

Provided that it is approved by the shareholders, the Director Plan shall be effective as of September 17, 2009.

3. Participation

          Only Non-Employee Directors shall be eligible to participate in the Director Plan. A “Non-Employee Director” is a person who is serving as a director of the Company and who is not an employee of the Company or any Subsidiary of the Company.

4. Shares Subject to the Plan

          Subject to adjustment as provided in Section 8 below, no more than an aggregate of 100,000 shares of Class A Common Stock (the “Common Stock”) shall be delivered to Non-Employee Directors or their beneficiaries under the Director Plan, which shall be treasury shares. All shares awarded under the Director Plan will be charged against the total available for grant.

5. Restricted Stock Grant

          Beginning with the annual meeting held in September 2009, and as soon as practicable after every Annual Meeting, each Non-Employee Director shall receive shares of the Company’s Common Stock, (rounded upward or downward to the nearest whole share), equal in value to 100 percent of the cash compensation which such Non-Employee Director has received (or would have received but for an election pursuant to Section 6 below) from the Company for services as a Non-Employee Director during the period beginning on the day immediately following the Annual Meeting in the preceding year and ending with the date of the just concluded Annual Meeting. Cash compensation for purposes of this paragraph shall include the annual retainer fee, but shall exclude the additional retainer fees paid to committee chairmen and any expense reimbursements. The value of the Common Stock for purposes of this paragraph shall be determined as of the date of the just concluded Annual Meeting and shall be equal to the closing price for the Common Stock as reported by any exchange on which the Common Stock may be listed on such date or, if no shares of the Common Stock were traded on such date, on the next preceding date on which the Common Stock was traded. The grant shares may not be sold or transferred during the time the Non-Employee Director remains a Director, but may be sold or transferred in the case of death or disability of the Non-Employee Director.

6. Election to Receive Stock in Lieu of Eligible Cash Fees

          Subject to the terms and conditions of the Director Plan, each Non-Employee Director may elect to receive shares of Common Stock (rounded upward or downward to the nearest whole share) in lieu of all or a portion of the cash compensation otherwise payable for services to be rendered by such Non-Employee Director during the Director Year (as defined below) which begins after the date on which such election is made. The Company encourages Non-Employee Directors to make this election. This election may be made in increments of 25%, 50%, 75% or 100% of such compensation, as determined in accordance with Section 7 below. A “Director Year” is the twelve-month period beginning on April 1 of each calendar year and ending on March 31 of the immediately following calendar year. An election under this Section 6 to have cash compensation paid in shares of Stock shall be valid only if it is in writing, signed by the

C-1

Non-Employee Director, and filed with the Corporate Secretary of the Company. The election must be irrevocable with respect to the Director Year to which it applies and must be made no later than six months prior to the beginning of such Director Year. Common Stock to be received by a Non-Employee Director pursuant to his or her election shall be distributed to such Non-Employee Director at the end of each calendar quarter. For purposes of this paragraph, cash compensation shall mean the Non-Employee Director’s annual retainer fee and the additional retainer fee received by committee chairmen.

7. Equivalent Amount of Stock

The number of whole shares of Common Stock to be distributed to a Non-Employee Director in accordance with the Non-Employee Director’s election made under Section 6 above shall be equal to:

a)	the amount of the cash compensation which the Non-Employee Director has elected to forego in exchange for shares of Stock, divided by

b)

the closing price for the Common Stock as reported by any exchange on which the Common Stock may be listed on the date of the regularly scheduled quarterly meeting of the Board of Directors or, if no shares of Common Stock were traded on such date, on the next preceding date on which the Common Stock was traded.

8. Change in Capital Stock

          The total number of shares of Common Stock that may be issued under the Director Plan generally shall be appropriately adjusted for any change in the outstanding shares of Common Stock through recapitalization, stock split, stock dividend or other change in the corporate structure, or through merger or consolidation in which the Company is the surviving corporation. The Board in its discretion will determine such adjustments and the manner of application.

9. Nonassignability

No rights under the Director Plan shall be assignable or transferable by a Non-Employee Director other than by will or the laws of descent and distribution

10. Legal Requirements

          The issuance of shares pursuant to the Director Plan and the subsequent transfer of such shares shall be conditioned upon compliance with the listing requirements of any securities exchange upon which the Stock may be listed, the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of applicable state laws relating to authorization, issuance or sale of securities. The Board may take such measures as it deems desirable to secure compliance with the foregoing.

11. Administration

The Board shall administer and interpret the Director Plan in its sole discretion.

12. Construction; Amendment; Termination

          The Director Plan shall be construed in accordance with the laws of the State of New York, and may be amended by action of the Board and approval of the shareholders, or terminated at any time by action of the Board.

C-2

JOHN WILEY & SONS, INC.
111 RIVER STREET
HOBOKEN, NJ 07030

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 16, 2009 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 16, 2009 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16281- P83449	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN WILEY & SONS, INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposals 2, 3, 4 and 5.				☐	☐	☐
Vote on Directors

1.	The election as directors of all nominees listed below, except as marked to the contrary.
Nominees:
	01) Kim Jones 02) Raymond W. McDaniel, Jr.	03) 04)	William B. Plummer Kalpana Raina

Vote on Proposals:								For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as independent accountants.							☐	☐	☐

3.	Approval of the 2009 Key Employee Stock Plan.							☐	☐	☐

4.	Approval of the 2009 Executive Annual Incentive Plan.							☐	☐	☐

5.	Approval of the 2009 Director Stock Plan.							☐	☐	☐
Notice to participants in the John Wiley & Sons, Inc. Employee Savings Plan (“401K”) and the Payroll Deduction Employee Stock Purchase Plan (“ESPP”):

If you participate in the 401K or the ESPP, this proxy card includes shares that the relevant plans have credited to this account.

To allow for sufficient time for the 401K Trustee to vote, the Trustee must receive your voting instructions by 11:59 p.m. Eastern Daylight Time on Monday, September 14, 2009. If the 401K Trustee does not receive your instructions by that date, the Trustee will vote the shares held in the same proportion as votes from other participants in the 401K.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.				☐	☐

				Yes	No

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)			Date

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 17, 2009

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS A

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

M16282 - P83449

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Michael L. Preston as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 17, 2009, at 9:30 A.M., Eastern Daylight Saving Time.

     The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposals: 2, 3, 4 and 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

JOHN WILEY & SONS, INC.
111 RIVER STREET
HOBOKEN, NJ 07030

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 16, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 16, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	M16283 - P83449	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN WILEY & SONS, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposals 2, 3, 4 and 5.			☐	☐	☐

Vote on Directors

1.	The election as directors of all nominees listed below, except as marked to the contrary.
Nominees:
	01) Warren J. Baker 02) Richard M Hochhauser 03) Matthew S. Kissner 04) Eduardo Menascé	05) William J. Pesce 06) Bradford Wiley II 07) Peter Booth Wiley

Vote on Proposals:							For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as independent accountants.						☐	☐	☐

3.	Approval of the 2009 Key Employee Stock Plan.						☐	☐	☐

4.	Approval of the 2009 Executive Annual Incentive Plan.						☐	☐	☐

5.	Approval of the 2009 Director Stock Plan.						☐	☐	☐

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 17, 2009

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS B

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

M16284 - P83449

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Michael L. Preston as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 17, 2009, at 9:30 A.M., Eastern Daylight Saving Time.

     The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposals: 2, 3, 4 and 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

JOHN WILEY & SONS, INC.	Meeting Type:	Annual Meeting
	For holders as of:	7/22/09

Date: 9/17/09 Time: 9:30 a.m. EDT

JOHN WILEY & SONS, INC. 111 RIVER STREET HOBOKEN, NJ 07030	Location:	Company Headquarters 111 River Street Hoboken, NJ 07030

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M16295-P83449

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

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Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M16296-P83449

Voting Items

The Board of Directors recommends you vote “FOR” all nominees “FOR” proposals 2, 3, 4 and 5.

1.	Election of Directors

Nominees:

	01)	Kim Jones	03)	William B. Plummer
	02)	Raymond W. McDaniel, Jr.	04)	Kalpana Raina

2.	Ratification of the appointment of KPMG LLP as independent accountants.

3.	Approval of the 2009 Key Employee Stock Plan.

4.	Approval of the 2009 Executive Annual Incentive Plan.

5.	Approval of the 2009 Director Stock Plan.

CLASS A

M16297-P83449

Voting Items

The Board of Directors recommends you vote “FOR” all nominees “FOR” proposals 2, 3, 4 and 5.

1.	Election of Directors

	Nominees:

	01)	Warren J. Baker	05)	William J. Pesce
	02)	Richard M Hochhauser	06)	Bradford Wiley II
	03)	Matthew S. Kissner	07)	Peter Booth Wiley
	04)	Eduardo Menascé

2.	Ratification of the appointment of KPMG LLP as independent accountants.

3.	Approval of the 2009 Key Employee Stock Plan.

4.	Approval of the 2009 Executive Annual Incentive Plan.

5.	Approval of the 2009 Director Stock Plan.

CLASS B

M16298-P83449

M16299-P83449